Exhibit 10.5

AMENDED AND RESTATED INTERCREDITOR AGREEMENT

dated as of August 1, 2017 between

Citibank, N.A.,
as Priority Lien Agent,

and

Delaware Trust Company,
as Second Lien Collateral Trustee

And acknowledged and agreed to by
the Parent Company, Vanguard and
the Grantors on the signature pages hereto

THIS IS THE AMENDED AND RESTATED INTERCREDITOR AGREEMENT REFERRED TO IN (A) THE AMENDED AND RESTATED INDENTURE DATED AS OF AUGUST 1, 2017 AS AMENDED, RESTATED, AMENDED AND RESTATED, SUPPLEMENTED, RESTATED OR OTHERWISE MODIFIED FROM TIME TO TIME IN ACCORDANCE WITH THE TERMS HEREOF, AMONG VANGUARD NATURAL RESOURCES, INC. (FORMERLY KNOWN AS VNR FINANCE CORP.), CERTAIN OF ITS SUBSIDIARIES FROM TIME TO TIME PARTY THERETO AND DELAWARE TRUST COMPANY, AS TRUSTEE AND COLLATERAL TRUSTEE, (B) THE FOURTH AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF AUGUST 1, 2017 AS AMENDED, RESTATED, AMENDED AND RESTATED, SUPPLEMENTED, RESTATED OR OTHERWISE MODIFIED FROM TIME TO TIME, AMONG VANGUARD NATURAL GAS, LLC, VANGUARD NATURAL RESOURCES, INC. (FORMERLY KNOWN AS VNR FINANCE CORP.), THE LENDERS PARTY THERETO FROM TIME TO TIME AND CITIBANK, N.A., AS ADMINISTRATIVE AGENT, (C) THE OTHER NOTE DOCUMENTS REFERRED TO IN SUCH INDENTURE AND (D) THE OTHER LOAN DOCUMENTS REFERRED TO IN SUCH FOURTH AMENDED AND RESTATED CREDIT AGREEMENT.

i

Annex and Exhibits

Annex I

Exhibit A	Form of Priority Confirmation Joinder
Exhibit B	Security Documents

ii

AMENDED AND RESTATED INTERCREDITOR AGREEMENT, dated as of August 1, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), between Citibank, N.A. (“Citibank”), as administrative agent and collateral agent for the Priority Lien Secured Parties (defined below) (in such capacity, and together with its successors and assigns in such capacity, the “Original Priority Lien Agent”) and Delaware Trust Company, in its capacity as collateral trustee for the Second Lien Secured Parties (defined below) (in such capacity, and together with its successors in such capacity, the “Second Lien Collateral Trustee”), and acknowledged and agreed to by Vanguard Natural Resources, Inc. (the “Parent Company”), Vanguard Natural Gas, LLC (“Vanguard”) and the other Grantors (defined below) on the signature pages hereto.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Priority Lien Agent (for itself and on behalf of the Priority Lien Secured Parties), the Second Lien Collateral Trustee (for itself and on behalf of the Second Lien Secured Parties) and the Grantors agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01         Construction; Certain Defined Terms. (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any reference herein to any agreement, instrument, other document, statute or regulation shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, restated, amended and restated, supplemented or otherwise modified in accordance with the terms of each applicable Secured Debt Document (including, for the avoidance of doubt, this Agreement), (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein,” “hereof and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

(b)          All terms used in this Agreement that are defined in Article 1, 8 or 9 of the New York UCC (whether capitalized herein or not) and not otherwise defined herein have the meanings assigned to them in Article 1, 8 or 9 of the New York UCC. If a term is defined in Article 9 of the New York UCC and another Article of the New York UCC, such term shall have the meaning assigned to it in Article 9 of the New York UCC.

(c)          Unless otherwise set forth herein, all references herein to the Second Lien Collateral Trustee shall be deemed to refer to the Second Lien Collateral Trustee in its capacity as collateral trustee under the Second Lien Collateral Trust Agreement.

(d)          As used in this Agreement, the following terms have the meanings specified below:

“Accounts” has the meaning assigned to such term in Section 3.01(a).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Capital Stock having ordinary voting power for the election of the directors or other governing body of a Person (other than as a limited partner of such Person) will be deemed “control,” as used in this definition. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Bank Product” means each and any of the following bank services and products provided to any Grantor by any lender party to the Priority Credit Agreement and/or any Affiliate of any such lender: (1) commercial credit cards, (2) stored value cards and (3) Treasury Management Arrangements (including controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Bank Product Obligations” means any and all obligations of any Grantor, whether absolute or contingent and howsoever and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with any Bank Product.

“Bankruptcy Code” means Title 11 of the United States Code.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Board of Directors” means: (a) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board; (b) with respect to a partnership, the Board of Directors of the general partner of the partnership; (c) with respect to a limited liability company, the manager or managers, or if there are no managers of such limited liability company, the managing member or members or any controlling committee of managers or managing members thereof, as the case may be; and (d) with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means any day excluding Saturday, Sunday and any other day on which banking institutions in Houston, Texas or in New York City or place of payment are authorized or required by law or other governmental actions to close.

2	[VANGUARD AMENDED AND RESTATED INTERCREDITOR AGREEMENT]

“Capital Stock” means:

(a)          in the case of a corporation, corporate stock or shares in the capital of such corporation;

(b)          in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(c)          in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(d)          any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person; provided that any instrument evidencing indebtedness convertible or exchangeable into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock, shall not be deemed to be Capital Stock unless and until such instrument is so converted or exchanged.

“Cash Management Services” means (a) commercial credit cards, merchant card services, purchase or debit cards, including non-card e-payables services, (b) treasury management services (including controlled disbursement, overdraft, automated clearing house fund transfer services, return items and interstate depository network services) and (c) any other demand deposit or operating account relationships or other cash management services, including pursuant to any agreement in respect of Cash Management Services.

“Collateral” means, collectively, all of the assets and property of any Grantor, whether real, personal or mixed, constituting the Priority Lien Collateral and/or the Second Lien Collateral.

“Credit Facilities” means one or more debt facilities (including, without limitation, the facilities arising under the Priority Credit Agreement), capital markets financings or other financing arrangements (including commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit, bankers acceptances or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof, in whole or in part, and any indentures or credit facilities or commercial paper facilities that replace, refund, supplement or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding, supplemental or refinancing facility, arrangement or indenture that increases the amount permitted to be borrowed or issued thereunder or alters the maturity thereof or adds additional borrowers or guarantors thereunder and whether by the same or any other agent, trustee, lender or group of lenders or holders.

“DIP Financing” has the meaning assigned to such term in Section 4.02(b).

“DIP Financing Liens” has the meaning assigned to such term in Section 4.02(b).

3	[VANGUARD AMENDED AND RESTATED INTERCREDITOR AGREEMENT]

“Discharge of Priority Lien Obligations” means the occurrence of all of the following:

(a)          termination or expiration of all commitments to extend credit under any Priority Lien Document which, if extended, would constitute Priority Lien Debt;

(b)          payment in full in cash of the principal of, and interest and premium (if any) on, all Priority Lien Debt (other than any undrawn letters of credit);

(c)          discharge or cash collateralization (at the lower of (i) 105% of the aggregate undrawn amount and (ii) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Priority Lien Document) of all outstanding letters of credit constituting Priority Lien Debt;

(d)          payment in full in cash of Hedging Obligations owing, or to be owing, by any Grantor to any counterparty that is a party to any Hedging Agreement entered into by any Grantor and which Hedging Obligations are secured by Priority Liens (and, with respect to any particular Hedge Agreement, termination of such agreement and payment in full in cash of all obligations thereunder or such other arrangements as have been made by the counterparty thereto (and communicated to the Priority Lien Agent) pursuant to the terms of the Priority Credit Agreement); and

(e)          payment in full in cash of all other Priority Lien Obligations, including without limitation, then-outstanding Priority Lien Obligations arising under Secured Treasury Management Agreements (other than any Priority Lien Obligations in the form of taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at or prior to such time);

provided that, if, at any time after the Discharge of Priority Lien Obligations has occurred, any Grantor enters into any Priority Lien Document evidencing a Priority Lien Obligation and the incurrence of such Priority Lien Obligation is not prohibited by the applicable Second Lien Documents, then such Discharge of Priority Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement with respect to such new Priority Lien Obligations (other than with respect to any actions taken as a result of the occurrence of such first Discharge of Priority Lien Obligations), and, from and after the date on which the Parent Company designates any such indebtedness as Priority Lien Debt in accordance with this Agreement, the obligations under such Priority Lien Document shall automatically and without any further action be treated as Priority Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth in this Agreement, and any Second Lien Obligations shall be deemed to have been at all times Second Lien Obligations and at no time Priority Lien Obligations. For the avoidance of doubt, a Replacement as contemplated by Section 4.04(a) shall not be deemed to cause a Discharge of Priority Lien Obligations.

“Disposition” means any sale, lease, exchange, assignment, license, contribution, transfer or other disposition. “Dispose” shall have a correlative meaning.

4	[VANGUARD AMENDED AND RESTATED INTERCREDITOR AGREEMENT]

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock; provided that any instrument evidencing indebtedness convertible or exchangeable into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock, shall not be deemed to be an Equity Interest unless and until such instrument is so converted or exchanged, except, solely for purposes of a pledge of Equity Interests in connection with the Secured Debt Documents, to the extent such instrument could be treated as “stock” of a “controlled foreign corporation” within the meaning of Section 957 of the Internal Revenue Code of 1986, as amended from time to time, for purposes of Treasury Regulation Section 1.956-2(c)(2).

“Financial Officer” of any Person means the Chief Financial Officer, Chief Accounting Officer, principal accounting officer, controller, treasurer or assistant treasurer of such Person.

“Governmental Authority” means the government of the United States or any other nation, or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Grantors” means the Parent Company, Vanguard and each other subsidiary of the Parent Company that shall have granted any Lien in favor of any of the Priority Lien Agent or the Second Lien Collateral Trustee on any of its Property to secure any Secured Obligations.

“Hedge Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, future contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, securities lending transaction, weather index transaction, spot contracts, fixed-price physical delivery contracts, whether or not exchange traded, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement. Notwithstanding the foregoing, agreements or obligations to physically sell any commodity at any index-based price shall not be considered a Hedge Agreement.

“Hedging Obligations” means, with respect to any Grantor, the obligations of such Grantor under any Hedge Agreement.

“Hydrocarbon Interests” means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous Hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

5	[VANGUARD AMENDED AND RESTATED INTERCREDITOR AGREEMENT]

“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

“Insolvency or Liquidation Proceeding” means:

(a)          any case commenced by or against the Parent Company, Vanguard or any other Grantor under the Bankruptcy Code or any other Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Parent Company, Vanguard or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Parent Company, Vanguard or any other Grantor or any similar case or proceeding relative to the Parent Company, Vanguard or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(b)          any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Parent Company, Vanguard or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(c)          any other proceeding of any type or nature in which substantially all claims of creditors of the Parent Company, Vanguard or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to give a security interest therein and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction or Production Payment and Reserve Sales and the like payable out of Oil and Gas Properties, provided that in no event shall an operating lease be deemed to constitute a Lien.

“Master Agreement” has the meaning given such term in the definition of “Hedge Agreement”.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations” means any principal (including reimbursement obligations and obligations to provide cash collateral with respect to letters of credit whether or not drawn), interest (including, to the extent legally permitted, all accrued and unpaid interest at the default rate and any interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Priority Lien Documents or Second Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), make-whole amounts, premium (if any), fees, indemnifications, reimbursements, expenses and other liabilities payable under the documentation governing any indebtedness.

6	[VANGUARD AMENDED AND RESTATED INTERCREDITOR AGREEMENT]

“Officers’ Certificate” means a certificate signed by two officers of Vanguard or the Parent Company, one of whom must be either the principal executive officer or a Financial Officer, as applicable.

“Oil and Gas Business” means:

(a)          the business of acquiring, exploring, exploiting, developing, producing, operating and disposing of interests in oil, natural gas, natural gas liquids, liquefied natural gas and other Hydrocarbons and mineral properties or products produced in association with any of the foregoing;

(b)          the business of gathering, marketing, distributing, treating, processing, storing, refining, selling and transporting any production from such interests or properties and products produced in association therewith and the marketing of oil, natural gas, other Hydrocarbons and minerals obtained from unrelated Persons;

(c)          any other related energy business, including power generation and electrical transmission business, directly or indirectly, from oil, natural gas and other Hydrocarbons and minerals produced substantially from properties in which the Grantors, directly or indirectly, participate;

(d)          any business relating to oil field sales and service; and

(e)          any business or activity relating to, arising from or necessary, appropriate, incidental or ancillary to the activities described in the foregoing clauses (a) through (d) of this definition.

“Oil and Gas Properties” means: (a) Hydrocarbon Interests; (b) the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) that may affect all or any portion of the Hydrocarbon Interests; (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, that relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; (e) all Hydrocarbons in and under and that may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; (f) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and (g) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property that may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, gas processing plants and pipeline systems and any related infrastructure to any thereof, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes, together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

7	[VANGUARD AMENDED AND RESTATED INTERCREDITOR AGREEMENT]

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Second Lien Collateral Trustee.

“Original Priority Lien Agent” has the meaning assigned to such term in the preamble hereto.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Priority Confirmation Joinder” means an agreement substantially in the form of Exhibit A.

“Priority Credit Agreement” means the Fourth Amended and Restated Credit Agreement, dated as of August 1, 2017, among Vanguard, the Parent Company, the Original Priority Lien Agent, the lenders party thereto from time to time and the other agents named therein, as amended, restated, adjusted, waived, renewed, extended, supplemented, replaced, refinanced or otherwise modified from time to time with the same and/or different lenders and/or agents and any credit agreement, loan agreement, note agreement, promissory note, indenture or any other agreement or instrument evidencing or governing the terms of any Priority Substitute Credit Facility.

“Priority Lien” means a Lien granted by the Parent Company, Vanguard and any other Grantor in favor of the Priority Lien Agent, at any time, upon any Property of the Parent Company, Vanguard or such other Grantor to secure Priority Lien Obligations (including Liens on such Collateral under the security documents associated with any Priority Substitute Credit Facility).

“Priority Lien Agent” means the Original Priority Lien Agent, and, from and after the date of execution and delivery of a Priority Substitute Credit Facility, the agent, collateral agent, trustee or other representative of the lenders or holders of the indebtedness and other Obligations (or substantially equivalent term) evidenced thereunder or governed thereby, in each case, together with its successors in such capacity.

“Priority Lien Collateral” shall mean all “Collateral” (or substantially equivalent term), as defined in the Priority Credit Agreement or any other Priority Lien Document, and any other assets of any Grantor now or at any time hereafter subject to Liens which secure, but only to the extent securing, Priority Lien Obligations.

8	[VANGUARD AMENDED AND RESTATED INTERCREDITOR AGREEMENT]

“Priority Lien Credit Obligations” means all Priority Lien Obligations other than those Hedging Obligations and Bank Product Obligations secured by Priority Liens.

“Priority Lien Debt” means all Priority Lien Obligations other than Bank Product Obligations.

“Priority Lien Documents” means the Priority Credit Agreement, the Priority Lien Security Documents, the other “Loan Documents” (as defined in the Priority Credit Agreement) and all other loan documents, notes, guarantees, instruments and agreements governing or evidencing, or executed or delivered in connection with, any Priority Substitute Credit Facility.

“Priority Lien Obligations” shall mean (a) all obligations (including guaranty obligations) of every nature of each Grantor, from time to time owed to the Priority Lien Secured Parties or any of them, under any Priority Lien Document (including any Priority Lien Document in respect of a Replacement of any Priority Lien Obligations), including all “Secured Obligations” or similar term as defined in the Priority Lien Credit Agreement and whether for principal, premium, interest (including interest and fees which, but for the filing of a petition in bankruptcy with respect to such Person would have accrued on any Priority Lien Obligation (including any Replacement of any Priority Lien Obligations) at the rate provided in the respective documentation, whether or not a claim is allowed against the Parent Company or any of its Subsidiaries for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under (and obligations to cash collateralize) letters of credit, fees, expenses, indemnification or otherwise and (b) Bank Product Obligations and Hedging Obligations, in each case, that are secured (or purported to be secured by) Priority Liens.

“Priority Lien Protective Advance” means any advance made by one or more Priority Lien Secured Parties for the purpose of (a) maintaining, protecting or preserving the Collateral and/or the Priority Lien Secured Parties’ rights under the Priority Lien Documents or which is otherwise made for the benefit of the Priority Lien Secured Parties, (b) enhancing the likelihood of, or maximizing the amount of, repayment of any Priority Lien Obligation and/or (c) paying any other amount chargeable to, or required to be paid by, any Grantor hereunder or under any other Priority Lien Document as a result of the actions described under clauses (a) or (b) above; provided that in no event shall the aggregate amount of any such advances exceed an amount equal to 3% of the aggregate principal amount of outstanding indebtedness (including the aggregate stated amount of any outstanding letters of credit) under any borrowing base asset-based revolving credit facility constituting Priority Lien Obligations.

“Priority Lien Release Notice” has the meaning assigned to such term in Section 4.01(a).

“Priority Lien Secured Parties” means, at any time, (a) the Priority Lien Agent, each lender and issuing bank under the Priority Credit Agreement, (b) each counterparty, holder, provider or obligee of any Hedging Obligations and Bank Product Obligations, in each case, that is or was a lender (or an Affiliate of a Lender) under the Priority Credit Agreement (or an Affiliate thereof), at the time of the incurrence of, or the entry into, the applicable Hedging Agreements or that is or was provider or obligee of any Hedging Obligations arising under Hedge Agreements with any Grantor after the Petition Date (as defined in the Priority Lien Credit Agreement) and prior to the date hereof, in each case, to the extent secured by Priority Liens at the time of the incurrence of Bank Product Obligations secured by Priority Liens, (c) the beneficiaries of each indemnification obligation undertaken by any Grantor under any Priority Lien Document, (d) each other Person that provides letters of credit, guarantees or other credit support related thereto or is a holder or obligee of loans under any Priority Lien Document or under any Priority Substitute Credit Facility or any holder or obligee of any Hedging Obligations or Bank Product Obligations as described in clause (b) above.

9	[VANGUARD AMENDED AND RESTATED INTERCREDITOR AGREEMENT]

“Priority Lien Security Documents” means the Priority Credit Agreement (insofar as the same grants a Lien on the Collateral), each agreement listed in Part A of Exhibit B hereto, and any other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, control agreements, or grants or transfers for security, now existing or entered into after the date hereof, executed and delivered by the Parent Company or any other Grantor creating (or purporting to create) a Lien upon Collateral in favor of the Priority Lien Agent (including any such agreements, assignments, mortgages, deeds of trust and other documents or instruments associated with any Priority Substitute Credit Facility).

“Priority Liens” means the Liens granted pursuant to any Priority Lien Document to the Priority Lien Agent at any time and from time to time upon any property or assets of any Grantor to secure any of the Priority Lien Obligations.

“Priority Substitute Credit Facility” means (i) any Credit Facility satisfying the requirements contained in Section 4.04(a) of this Agreement or (ii) any DIP Financing satisfying the requirements contained in Section 4.02(b) of this Agreement, that, in each case, Replaces any outstanding Indebtedness arising under any Priority Lien Documents. For the avoidance of doubt, no Priority Substitute Credit Facility shall be required to be a revolving or asset-based loan facility and may be a Credit Facility evidenced or governed by a credit agreement, loan agreement, note agreement, promissory note, indenture or any other agreement or instrument; provided that any Priority Lien securing such Priority Substitute Credit Facility shall be subject to the terms of this Agreement for all purposes (including the lien priorities as set forth herein as of the date hereof).

“Replaces” means, in respect of any agreement with reference to the Priority Credit Agreement or the Priority Lien Obligations or any Priority Substitute Credit Facility (an “Original Facility”), that such agreement refunds, refinances or replaces any such Original Facility in whole (in a transaction that is in compliance with Section 4.04(a) or Section 4.04(b), as applicable) and that all commitments thereunder are terminated, or, to the extent permitted by the terms of the applicable Original Facility, in part. “Replace,” “Replaced” and “Replacement” shall have correlative meanings.

“Second Lien” means a Lien granted by a Second Lien Document to the Second Lien Collateral Trustee, at any time, upon any property or assets of any Grantor to secure Second Lien Obligations.

“Second Lien Collateral” means all “Collateral”, as defined in any Second Lien Document, and any other assets of any Grantor now or at any time hereafter subject to Liens which secure, but only to the extent securing, any Second Lien Obligations.

10	[VANGUARD AMENDED AND RESTATED INTERCREDITOR AGREEMENT]

“Second Lien Collateral Trust Agreement” means the Amended and Restated Collateral Trust Agreement, dated as of August 1, 2017, by and among Vanguard Natural Resources, Inc. (f/k/a VNR Finance Corp.), the Grantors and Guarantors from time to time party thereto, Delaware Trust Company, as Trustee thereunder and as defined therein and Collateral Trustee thereunder and as defined therein from time to time party thereto, as amended, restated, adjusted, waived, renewed, extended, supplemented or otherwise modified from time to time, in accordance with each applicable Second Lien Document.

“Second Lien Collateral Trustee” has the meaning assigned to such term in the preamble hereto.

“Second Lien Credit Bid Rights” shall mean, in respect of any order relating to a sale of assets constituting Collateral in any Insolvency or Liquidation Proceeding, that (i) such order grants the Second Lien Collateral Trustee and the Second Lien Secured Parties (individually and in any combination, subject to the terms of the Second Lien Documents) the right to bid at the sale of such assets and the right to offset their claims secured by Second Liens upon such assets against the purchase price of such assets if (A) the bid of the Second Lien Collateral Trustee or such Second Lien Secured Parties is the highest bid or otherwise determined by a court to be the best offer at a sale, (B) the Second Lien Collateral Trustee or such Second Lien Secured Parties provide evidence of financing adequate to close the sale and (C) the bid of the Second Lien Collateral Trustee or such Second Lien Secured Parties includes a cash purchase price component payable at the closing of the sale in an amount that would be sufficient on the date of the closing of the sale, if such amount were applied to such payment on such date, to pay or satisfy in full in cash all unpaid Priority Lien Obligations (including the discharge, cash collateralization or back- stopping of all outstanding letters of credit constituting Priority Lien Obligations) and to satisfy all Liens entitled to priority over the Priority Liens that attach to the Proceeds of the sale, and such order requires such amount to be so applied and (ii) such order allows the claims of the Second Lien Collateral Trustee and the Second Lien Secured Parties in such Insolvency or Liquidation Proceeding to the extent required for the grant of such rights.

“Second Lien Debt” means the indebtedness under the Second Lien Indenture Notes issued on the date hereof and guarantees thereof.

“Second Lien Debt Cap” means $80,722,487.00 (i) plus any accrued and unpaid interest and premium on the indebtedness arising under the Second Lien Documents, (ii) plus reasonable fees and expenses incurred by the Grantors in connection with, and payable pursuant to, the Second Lien Documents and (iii) minus the aggregate amount of all mandatory prepayment of the principal of the Second Lien Obligations.

“Second Lien Documents” means the Second Lien Indenture, the Second Lien Indenture Notes, the Second Lien Security Documents and all other loan documents, notes, guarantees, instruments and agreements governing or evidencing the Second Lien Obligations.

“Second Lien Indenture” means the Amended and Restated Indenture, dated as of August 1, 2017, among Vanguard Natural Resources, Inc. (formerly known as VNR Finance Corp.), the Guarantors thereunder and as defined therein party thereto from time to time, the Second Lien Collateral Trustee and the Second Lien Trustee, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof unless restricted by the terms of this Agreement.

11	[VANGUARD AMENDED AND RESTATED INTERCREDITOR AGREEMENT]

“Second Lien Indenture Notes” means the 9.0% Senior Secured Second Lien Notes due 2024 issued on the date hereof under the Second Lien Indenture on the date hereof.

“Second Lien Obligations” means all Obligations (including guaranty obligations) of every nature of each Grantor, from time to time owed to the Second Lien Secured Parties or any of them, under any Second Lien Document, including all “Secured Obligations” or similar term as defined in the Second Lien Indenture and whether for principal, premium, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Person, would have accrued on any Second Lien Obligation at the rate provided in the respective documentation, whether or not a claim is allowed against the Parent Company or any of its subsidiaries for such interest in the related bankruptcy proceeding), fees, expenses, indemnification or otherwise.

“Second Lien Purchasers” has the meaning assigned to such term in Section 3.06.

“Second Lien Representative” means in the case of the Second Lien Indenture Notes, the Second Lien Trustee.

“Second Lien Secured Parties” means, at any time, the Second Lien Trustee, the Second Lien Collateral Trustee, the trustees, agents and other representatives of the holders of the Second Lien Indenture Notes who maintains the transfer register for such Second Lien Indenture Notes, the beneficiaries of each indemnification obligation undertaken by any Grantor under any Second Lien Document, and each other holder of, or obligee in respect of, any Second Lien Indenture Notes or any other Second Lien Document outstanding at such time.

“Second Lien Security Documents” means the Second Lien Indenture (insofar as the same grants a Lien on the Collateral), the Second Lien Collateral Trust Agreement, each agreement listed in Part B of Exhibit B hereto and any other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements, or grants or transfers for security, now existing or entered into after the date hereof, executed and delivered by the Parent Company or any other Grantor creating (or purporting to create) a Second Lien.

“Second Lien Trustee” means Delaware Trust Company, in its capacity as trustee under the Second Lien Indenture, and together with its successors in such capacity.

“Section 363 Event” has the meaning assigned to such term in Section 4.02(d).

“Section 363 Notice” has the meaning assigned to such term in Section 4.02(d).

“Section 363 Objections” has the meaning assigned to such term in Section 4.02(d).

“Secured Debt Documents” means the Priority Lien Documents and the Second Lien Documents.

12	[VANGUARD AMENDED AND RESTATED INTERCREDITOR AGREEMENT]

“Secured Debt Representative” means the Priority Lien Agent and the Second Lien Collateral Trustee.

“Secured Obligations” means the Priority Lien Obligations and the Second Lien Obligations.

“Secured Parties” means the Priority Lien Secured Parties and the Second Lien Secured Parties.

“Security Documents” means the Priority Lien Security Documents and the Second Lien Security Documents.

“subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50.0% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of such Person or a combination thereof; provided, that in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.

“Standstill Period” has the meaning assigned to such term in Section 3.02.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date hereof.

“Treasury Management Arrangement” means any agreement or other arrangement governing the provision of treasury or Cash Management Services, including deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

ARTICLE II
LIEN PRIORITIES

Section 2.01         Relative Priorities. (a) The grant of the Priority Liens pursuant to the Priority Lien Documents and the grant of the Second Liens pursuant to the Second Lien Documents create two separate and distinct Liens on the Collateral.

13	[VANGUARD AMENDED AND RESTATED INTERCREDITOR AGREEMENT]

(b)          Notwithstanding anything contained in this Agreement, the Priority Lien Documents, the Second Lien Documents or any other agreement or instrument or operation of law to the contrary, or any other circumstance whatsoever and irrespective of (i) how any Priority Lien or Second Lien was acquired (whether by grant, possession, statute, operation of law, subrogation, or otherwise), (ii) the time, manner, or order of the grant, attachment or perfection of a Lien, (iii) any conflicting provision of the New York UCC or other applicable law, (iv) any defect in, or non-perfection, setting aside, or avoidance of, any Priority Lien or Second Lien or a Priority Lien Document or a Second Lien Document, (v) the modification of a Priority Lien Obligation or a Second Lien Obligation, or (vi) the subordination of any Priority Lien to a Lien securing another obligation of any Grantor or any other Person that is permitted under the Priority Lien Documents as in effect on the date hereof or securing any DIP Financing, or the subordination of any Second Lien to a Lien securing another obligation of any Grantor or any other Person (other than a Priority Lien Obligation) that is permitted under the Second Lien Documents as in effect on the date hereof, the Second Lien Collateral Trustee, on behalf of itself and the other Second Lien Secured Parties, hereby agrees that (A) any Priority Lien on any Collateral, now or hereafter held by or for the benefit of any Priority Lien Secured Party, shall be senior in right, priority, operation, effect and all other respects to any and all Second Liens on any Collateral and (ii) any Second Lien on any Collateral now or hereafter held by or for the benefit of any Second Lien Secured Party shall be junior and subordinate in right, priority, operation, effect and all other respects to any and all Priority Liens on any Collateral.

(c)          It is acknowledged that (i) the aggregate amount of the Priority Lien Obligations may be increased from time to time pursuant to the terms of the Priority Lien Documents, (ii) a portion of the Priority Lien Obligations consists or may consist of indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and (iii) (A) the Priority Lien Documents may be Replaced, restated, supplemented, restructured or otherwise amended or modified from time to time and (B) the Priority Lien Obligations may be Replaced, increased, extended, renewed, restated, supplemented, restructured, repaid, refunded, refinanced or otherwise amended or modified from time to time, in the case of the foregoing (A) and (B) all without affecting the subordination of the Second Liens hereunder or the provisions of this Agreement defining the relative rights of the Priority Lien Secured Parties and the Second Lien Secured Parties. The Lien priorities provided for herein shall not be altered or otherwise affected by any amendment, modification, supplement, extension, increase, renewal, restatement or Replacement of either the Priority Lien Obligations (or any part thereof) or the Second Lien Obligations (or any part thereof), by the release of any Collateral or of any guarantees for any Priority Lien Obligations or by any action that any Secured Debt Representative or Secured Party may take, or fail to take, in respect of any Collateral.

Section 2.02         Prohibition on Contesting Liens. Each of the Second Lien Collateral Trustee, for itself and on behalf of each other Second Lien Secured Party, and the Priority Lien Agent, for itself and on behalf of each Priority Lien Secured Party, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), (a) the validity or enforceability of any Secured Debt Document or any Obligation thereunder, (b) the validity, perfection, priority or enforceability of the Liens, mortgages, assignments and security interests granted pursuant to the Security Documents with respect to the Priority Lien Obligations or the Second Lien Obligations or (c) the relative rights and duties of the Priority Lien Secured Parties and the Second Lien Secured Parties granted and/or established in this Agreement or any other Security Document with respect to such Liens, mortgages, assignments, and security interests; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the Priority Lien Agent or any other Priority Lien Secured Party, or the Second Lien Collateral Trustee or any other Second Lien Secured Party, to enforce this Agreement, including the Priority Lien Agent’s or Second Lien Collateral Trustee’s right to enforce the priority of the Liens securing the Priority Lien Obligations as provided in Section 2.01 hereof.

14	[VANGUARD AMENDED AND RESTATED INTERCREDITOR AGREEMENT]

Section 2.03         No New Liens. The parties hereto agree that, so long as the Discharge of Priority Lien Obligations has not occurred, none of the Grantors shall, nor shall any Grantor permit any of its subsidiaries to, (a) grant or permit any additional Liens on any asset of a Grantor or any of its subsidiaries to secure any Second Lien Obligation, or take any action to perfect any additional Liens, unless it has granted, or substantially concurrently therewith grants, a Lien on such asset of such Grantor to secure the Priority Lien Obligations and has taken all actions required to perfect such Liens or (b) grant or permit any additional Liens on any asset of a Grantor or any of its subsidiaries to secure any Priority Lien Obligations, or take any action to perfect any additional Liens, unless it has granted, or substantially concurrently therewith grants, a Lien on such asset of such Grantor or any of its subsidiaries to secure the Second Lien Obligations and has taken all actions required to perfect such Liens, with each such Lien to be subject to the provisions of this Agreement. To the extent that the provisions of the immediately preceding sentence are not complied with for any reason, without limiting any other right or remedy available to the Priority Lien Agent or the other Priority Lien Secured Parties, the Second Lien Collateral Trustee agrees, for itself and on behalf of the other Second Lien Secured Parties, that any amounts received by or distributed to any Second Lien Secured Party, pursuant to or as a result of any Lien granted in contravention of this Section 2.03 shall be subject to Section 3.05(b).

Section 2.04         Similar Collateral and Agreements. The parties hereto acknowledge and agree that it is their intention that the Priority Lien Collateral and the Second Lien Collateral be identical. In furtherance of the foregoing, the parties hereto agree (a) to cooperate in good faith in order to determine, upon any reasonable request by the Priority Lien Agent or the Second Lien Collateral Trustee, the specific assets included in the Priority Lien Collateral and the Second Lien Collateral, the steps taken to perfect the Priority Liens and the Second Liens thereon and the identity of the respective parties obligated under the Priority Lien Documents and the Second Lien Documents in respect of the Priority Lien Obligations and the Second Lien Obligations, respectively, (b) that the Second Lien Security Documents creating Liens on the Collateral shall be in all material respects the same forms of documents as the respective Priority Lien Security Documents creating Liens on the Collateral other than (i) with respect to the priority nature of the Liens created thereunder in such Collateral, (ii) such other modifications to such Second Lien Security Documents which are less restrictive than the corresponding Priority Lien Security Documents and (iii) provisions in the Second Lien Security Documents which are solely applicable to the rights and duties of the Second Lien Collateral Trustee and/or the Second Lien Trustee and (c) that at no time shall there be any Grantor that is an obligor in respect of the Second Lien Obligations that is not also an obligor in respect of the Priority Lien Obligations.

15	[VANGUARD AMENDED AND RESTATED INTERCREDITOR AGREEMENT]

Section 2.05         No Duties of Priority Lien Agent. The Second Lien Collateral Trustee, for itself and on behalf of each Second Lien Secured Party, acknowledges and agrees that neither the Priority Lien Agent nor any other Priority Lien Secured Party shall have any duties or other obligations to any such Second Lien Secured Party with respect to any Collateral, other than to transfer to the Second Lien Collateral Trustee any remaining Collateral and any proceeds of the sale or other Disposition of any such Collateral remaining in its possession following the associated Discharge of Priority Lien Obligations, in each case without representation or warranty on the part of the Priority Lien Agent or any Priority Lien Secured Party. In furtherance of the foregoing, each Second Lien Secured Party acknowledges and agrees that until the Discharge of Priority Lien Obligations (subject to the terms of Section 3.02, including the rights of the Second Lien Secured Parties following the expiration of any applicable Standstill Period), the Priority Lien Agent shall be entitled, for the benefit of the Priority Lien Secured Parties, to sell, transfer or otherwise Dispose of or deal with such Collateral, as provided herein and in the Priority Lien Documents, without regard to any Second Lien or any rights to which the Second Lien Collateral Trustee or any Second Lien Secured Party would otherwise be entitled as a result of such Second Lien. Without limiting the foregoing, each Second Lien Secured Party, agrees that neither the Priority Lien Agent nor any other Priority Lien Secured Party shall have any duty or obligation first to marshal or realize upon any type of Collateral, or to sell, Dispose of or otherwise liquidate all or any portion of such Collateral, in any manner that would maximize the return to the Second Lien Secured Parties, notwithstanding that the order and timing of any such realization, sale, Disposition or liquidation may affect the amount of proceeds actually received by the Second Lien Secured Parties from such realization, sale, Disposition or liquidation. Each of the Second Lien Secured Parties waives any claim such Second Lien Secured Party may now or hereafter have against the Priority Lien Agent or any other Priority Lien Secured Party arising out of any actions which the Priority Lien Agent or any other Priority Lien Secured Parties take or omit to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral, and actions with respect to the collection of any claim for all or any part of the Priority Lien Obligations from any account debtor, guarantor or any other party) in accordance with this Agreement and the Priority Lien Documents or the valuation, use, protection or release of any security for the Priority Lien Obligations.

Section 2.06         No Duties of Second Lien Collateral Trustee. The Priority Lien Agent, for itself and on behalf of each Priority Lien Secured Party, acknowledges and agrees that neither the Second Lien Collateral Trustee nor any other Second Lien Secured Party shall have any duties or other obligations to such Priority Lien Secured Party with respect to any Collateral, except as expressly set forth in this Agreement.

16	[VANGUARD AMENDED AND RESTATED INTERCREDITOR AGREEMENT]

ARTICLE III
ENFORCEMENT RIGHTS; PURCHASE OPTION

Section 3.01         Limitation on Enforcement Action. Prior to the Discharge of Priority Lien Obligations, the Second Lien Collateral Trustee, for itself and on behalf of each other Second Lien Secured Party, hereby agrees that, subject to Section 3.02, Section 3.05(b) and Section 4.07, neither the Second Lien Collateral Trustee nor any other Second Lien Secured Party shall commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interest in or realize upon, or take any other action available to it in respect of, any Collateral securing any Second Lien Obligations, applicable law or otherwise (including but not limited to any right of setoff), it being agreed that the Priority Lien Agent, acting in accordance with the applicable Priority Lien Documents, shall have the exclusive right (and whether or not any Insolvency or Liquidation Proceeding has been commenced), to take any such actions or exercise any such remedies, in each case, without any consultation with or the consent of the Second Lien Collateral Trustee or any other Second Lien Secured Party. In exercising rights and remedies with respect to the Collateral, the Priority Lien Agent and the other Priority Lien Secured Parties may enforce the provisions of the Priority Lien Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in their sole discretion and regardless of whether such exercise and enforcement is adverse to the interest of any Second Lien Secured Party. Such exercise and enforcement shall include the rights of an agent appointed by them to Dispose of Collateral upon foreclosure, to incur expenses in connection with any such Disposition and to exercise all the rights and remedies of a secured creditor under the Uniform Commercial Code, the Bankruptcy Code or any other Bankruptcy Law. Without limiting the generality of the foregoing, the Priority Lien Agent will have the exclusive right to deal with that portion of the Collateral consisting of deposit accounts, securities accounts and commodities accounts (collectively “Accounts”), including exercising rights under control agreements with respect to such Accounts. The Second Lien Collateral Trustee, for itself and on behalf of the other Second Lien Secured Parties, hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Second Lien Security Document or any other Second Lien Document shall be deemed to restrict in any way the rights and remedies of the Priority Lien Agent or the other Priority Lien Secured Parties with respect to the Collateral as set forth in this Agreement. Notwithstanding the foregoing, subject to Section 3.05, the Second Lien Collateral Trustee, on behalf of the Second Lien Secured Parties, may, but will have no obligation to, take all such actions (not adverse to the Priority Liens or the rights of the Priority Lien Agent and the Priority Lien Secured Parties) it deems necessary to perfect or continue the perfection of the Second Liens in the Collateral or to create, preserve or protect (but not enforce) the Second Liens in the Collateral. Nothing herein shall limit the right or ability of the Second Lien Secured Parties (i) with respect to any Second Lien Credit Bid Rights or (ii) to file a proof of claim with respect to any Second Lien Obligations.

Section 3.02         Standstill Periods; Permitted Enforcement Action. Prior to the Discharge of Priority Lien Obligations and notwithstanding the foregoing Section 3.01, both before and during an Insolvency or Liquidation Proceeding: after a period of 180 days has elapsed (which period will be tolled during any period in which the Priority Lien Agent is not entitled, on behalf of the Priority Lien Secured Parties, to enforce or exercise any rights or remedies with respect to any Collateral as a result of (i) any injunction issued by a court of competent jurisdiction or (ii) the automatic stay or any other stay or other prohibition in any Insolvency or Liquidation Proceeding) since the date on which the Second Lien Collateral Trustee has delivered to the Priority Lien Agent written notice of the acceleration of all outstanding Second Lien Debt (and requesting enforcement action in respect of the Collateral) (the “Standstill Period”), so long as such acceleration is not rescinded, the Second Lien Collateral Trustee and the other Second Lien Secured Parties may enforce or exercise any rights or remedies with respect to any Collateral; provided, however that notwithstanding the expiration of the Standstill Period or anything in the Second Lien Documents to the contrary, in no event may the Second Lien Collateral Trustee or any other Second Lien Secured Party enforce or exercise any rights or remedies with respect to any Collateral, or commence, join with any Person at any time in commencing, or petition for or vote in favor of any resolution for, any such action or proceeding, if the Priority Lien Agent on behalf of any or all of the Priority Lien Secured Parties or any other Priority Lien Secured Party shall have commenced, and shall be diligently pursuing (or shall have sought or requested relief from, or modification of, the automatic stay or any other stay in any Insolvency or Liquidation Proceeding to enable the commencement and pursuit thereof), the enforcement or exercise of any rights or remedies with respect to all or any material portion of the Collateral or any such action or proceeding (prompt written notice thereof to be given to the Second Lien Trustee and the Second Lien Collateral Trustee by the Priority Lien Agent); provided, further, that, at any time after the expiration of the Standstill Period, if neither the Priority Lien Agent nor any other Priority Lien Secured Party shall have commenced and be diligently pursuing (or shall have sought or requested relief from, or modification of, the automatic stay or any other stay or other prohibition in any Insolvency or Liquidation Proceeding to enable the commencement and pursuit thereof) the enforcement or exercise of any rights or remedies with respect to any material portion of the Collateral or any such action or proceeding, and the Second Lien Collateral Trustee shall have commenced the enforcement or exercise of any rights or remedies with respect to any material portion of the Collateral or any such action or proceeding, then for so long as the Second Lien Collateral Trustee is diligently pursuing such rights or remedies, neither any Priority Lien Secured Party nor the Priority Lien Agent shall take any action of a similar nature (other than a joinder in connection with such action or proceeding as may reasonably be considered necessary to preserve the rights of the Priority Lien Secured Parties therein) with respect to such Collateral, or commence, join with any Person at any time in commencing, or petition for or vote in favor of any resolution for, any such action or proceeding.

17	[VANGUARD AMENDED AND RESTATED INTERCREDITOR AGREEMENT]

Section 3.03         Insurance. Unless and until the Discharge of Priority Lien Obligations has occurred (subject to the terms of Section 3.02, including the rights of the Second Lien Secured Parties following expiration of any applicable Standstill Period), the Priority Lien Agent shall have the sole and exclusive right, subject to the rights of the Grantors under the Priority Lien Documents, to adjust and settle claims in respect of Collateral under any insurance policy in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral. Unless and until the Discharge of Priority Lien Obligations has occurred, and subject to the rights of the Grantors under the Priority Lien Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) in respect of the Collateral shall be paid to the Priority Lien Agent pursuant to the terms of the Priority Lien Documents (including for purposes of cash collateralization of commitments, letters of credit and Hedging Obligations that are secured by Priority Liens). If the Second Lien Collateral Trustee or any Second Lien Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of the foregoing, it shall pay such proceeds over to the Priority Lien Agent. In addition, if by virtue of being named as an additional insured or loss payee of any insurance policy of any Grantor covering any of the Collateral, the Second Lien Collateral Trustee or any other Second Lien Secured Party, shall have the right to adjust or settle any claim under any such insurance policy, then unless and until the Discharge of Priority Lien Obligations has occurred, the Second Lien Collateral Trustee and any such Second Lien Secured Party shall follow the instructions of the Priority Lien Agent, or of the Grantors under the Priority Lien Documents to the extent the Priority Lien Documents grant such Grantors the right to adjust or settle such claims, with respect to such adjustment or settlement (subject to the terms of Section 3.02, including the rights of the Second Lien Secured Parties following expiration of any applicable Standstill Period).

18	[VANGUARD AMENDED AND RESTATED INTERCREDITOR AGREEMENT]

Section 3.04         Notification of Release of Collateral. Each of the Priority Lien Agent and the Second Lien Collateral Trustee shall give the other prompt written notice of the Disposition by it, and release by it of the Lien on, any Collateral. Such notice shall describe in reasonable detail the subject Collateral, the parties involved in such Disposition or release, the place, time manner and method thereof, and the consideration, if any, received therefor; provided, however, that the failure to give any such notice shall not in and of itself in any way impair the effectiveness of any such Disposition or release; provided, further, in the event of any such release, no such notice shall be required to the extent any such release occurs automatically and without any further action by the Priority Lien Agent or Second Lien Collateral Trustee.

Section 3.05         No Interference; Payment Over.

(a)          No Interference. The Second Lien Collateral Trustee, for itself and on behalf of each Second Lien Secured Party, agrees that each Second Lien Secured Party (i) will not take or cause to be taken any action the purpose or effect of which is, or could be, to make any Second Lien pari passu with, or to give such Second Lien Secured Party any preference or priority relative to, any Priority Lien with respect to the Collateral or any part thereof, (ii) will not challenge or question in any proceeding the validity or enforceability of any Priority Lien Obligations or Priority Lien Document, or the validity, attachment, perfection or priority of any Priority Lien, or the validity or enforceability of the priorities, rights or duties established by the provisions of this Agreement, (iii) will not take or cause to be taken any action the purpose or effect of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other Disposition of the Collateral by any Priority Lien Secured Party or the Priority Lien Agent acting on their behalf, (iv) shall have no right to (A) direct the Priority Lien Agent or any other Priority Lien Secured Party to exercise any right, remedy or power with respect to any Collateral or (B) consent to the exercise by the Priority Lien Agent or any other Priority Lien Secured Party of any right, remedy or power with respect to any Collateral, (v) will not institute any suit or assert in any suit or Insolvency or Liquidation Proceeding any claim against the Priority Lien Agent or other Priority Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to, and neither the Priority Lien Agent nor any other Priority Lien Secured Party shall be liable for, any action taken or omitted to be taken by the Priority Lien Agent or other Priority Lien Secured Party with respect to any Priority Lien Collateral, (vi) will not seek, and hereby waives any right, to have any Collateral or any part thereof marshaled upon any foreclosure or other Disposition of such Collateral, (vii) will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement, (viii) will not object to, and hereby waives any right to object to, forbearance by the Priority Lien Agent or any Priority Lien Secured Party, and (ix) will not assert, and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or other similar right that may be available under applicable law with respect to the Collateral or any similar rights a junior secured creditor may have under applicable law.

19	[VANGUARD AMENDED AND RESTATED INTERCREDITOR AGREEMENT]

(b)          Payment Over. The Second Lien Collateral Trustee, for itself and on behalf of each other Second Lien Secured Party, hereby agrees that if any Second Lien Secured Party shall obtain possession of any Collateral or shall realize any proceeds or payment in respect of any Collateral, pursuant to any Second Lien Security Document, or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies at any time prior to the Discharge of Priority Lien Obligations then such Second Lien Secured Party shall hold such Collateral, proceeds or payment in trust for the Priority Lien Agent and the other Priority Lien Secured Parties and transfer such Collateral, proceeds or payment, as the case may be, to the Priority Lien Agent as promptly as practicable. Furthermore, the Second Lien Collateral Trustee shall, at the Grantors’ expense, promptly send written notice to the Priority Lien Agent upon receipt of such Collateral, proceeds or payment by the Second Lien Collateral Trustee and if directed by the Priority Lien Agent within five (5) days after receipt by the Priority Lien Agent of such written notice, shall deliver such Collateral, proceeds or payment to the Priority Lien Agent in the same form as received, with any necessary endorsements, or as court of competent jurisdiction may otherwise direct. The Priority Lien Agent is hereby authorized to make any such endorsements as agent for the Second Lien Collateral Trustee or any other Second Lien Secured Party. The Second Lien Collateral Trustee, for itself and on behalf of each other Second Lien Secured Party, agrees that if, at any time, it obtains written notice that all or part of any payment with respect to any Priority Lien Obligations previously made shall be rescinded for any reason whatsoever, it will promptly pay over to the Priority Lien Agent any payment received by it and then in its possession or under its direct control in respect of any such Priority Lien Collateral and shall promptly turn any such Collateral then held by it over to the Priority Lien Agent, and the provisions set forth in this Agreement will be reinstated as if such payment had not been made, until the Discharge of Priority Lien Obligations. All Second Liens will remain attached to and enforceable against all proceeds so held or remitted, subject to the priorities set forth in this Agreement. Anything contained herein to the contrary notwithstanding, this Section 3.05(b) shall not apply to any proceeds of Collateral realized in a transaction not prohibited by the Priority Lien Documents and as to which the possession or receipt thereof by the Second Lien Collateral Trustee or any other Second Lien Secured Party is otherwise permitted by the Priority Lien Documents.

Section 3.06         Purchase Option.

(a)          After the expiration of any Standstill Period, but subject to the timing requirements in this Section 3.06, acceleration of the Priority Lien Obligations, each of the holders of the Second Lien Debt and each of their respective designated Affiliates (such Second Lien Secured Parties exercising the purchase option set forth in this Section 3.06, the “Second Lien Purchasers”) will have the several right, at their respective sole option and election (but will not be obligated), at any time upon prior written notice to the Priority Lien Agent, to purchase from the Priority Lien Secured Parties (A) all (but not less than all) Priority Lien Obligations (including obligations in respect of unfunded commitments) and (B) if applicable, all outstanding loans and all obligations in respect of unfunded commitments (and related obligations, including interest, fees and expenses) provided by any of the Priority Lien Secured Parties in connection with a DIP Financing, in each case, that are outstanding on the date of such purchase. Promptly following the receipt of such notice, the Priority Lien Agent will deliver to the Second Lien Trustee a statement of the amount of the Priority Lien Obligations and DIP Financing (including interest, fees, expenses and other obligations in respect of such DIP Financing) provided by any of the Priority Lien Secured Parties, if any, then outstanding and the amount of the cash collateral requested by the Priority Lien Agent to be delivered pursuant to Section 3.06(b)(ii) below. The right to purchase provided for in this Section 3.06 will expire unless, within 10 Business Days after the receipt by the Second Lien Trustee of such written notice from the Priority Lien Agent, the Second Lien Purchasers deliver to the Priority Lien Agent an irrevocable commitment of the Second Lien Purchasers to purchase (A) all (but not less than all) of the Priority Lien Obligations (including obligations in respect of unfunded commitments) and (B) if applicable, all loans (and related obligations, including interest, fees and expenses) provided by any of the Priority Lien Secured Parties in connection with a DIP Financing and to otherwise complete such purchase on the terms set forth under this Section 3.06.

20	[VANGUARD AMENDED AND RESTATED INTERCREDITOR AGREEMENT]

(b)          On the date specified by the Second Lien Purchasers in such irrevocable commitment (which shall not be less than five Business Days nor more than 20 Business Days, after the receipt by the Priority Lien Agent of such irrevocable commitment), the Priority Lien Secured Parties shall sell to the Second Lien Purchasers (i) all (but not less than all) Priority Lien Obligations (including unfunded commitments) and (ii) if applicable, all loans (and related obligations, including interest, fees and expenses) provided by any of the Priority Lien Secured Parties in connection with a DIP Financing that are outstanding on the date of such sale, subject to any required approval of any Governmental Authority then in effect, if any, and only if on the date of such sale, the Priority Lien Agent receives the following:

(i)          payment, as the purchase price for all Priority Lien Obligations sold in such sale, of an amount equal to the full amount of (i) all Priority Lien Obligations (other than outstanding letters of credit as referred to in clause (ii) below) and (ii) if applicable, all loans (and related obligations, including interest, fees and expenses) provided by any of the Priority Lien Secured Parties in connection with any DIP Financing then outstanding (including principal, interest, fees, reasonable attorneys’ fees and legal expenses, but excluding contingent indemnification obligations for which no claim or demand for payment has been made at or prior to such time); provided that in the case of Hedging Obligations that are secured by Priority Liens, the Second Lien Purchasers shall cause the applicable Hedge Agreement to be assigned, purchased and novated or, if such Hedge Agreement has been terminated, such purchase price shall include an amount equal to the sum of any unpaid amounts then due in respect of such Hedge Agreement, calculated using the market quotation method and after giving effect to any netting arrangements;

(ii)         a cash collateral deposit in such amount as the Priority Lien Agent determines is reasonably necessary to secure the payment of any outstanding letters of credit constituting Priority Lien Obligations that may become due and payable after such sale (but not in any event in an amount greater than one hundred five percent (105%) of the amount then reasonably estimated by the Priority Lien Agent to be the aggregate outstanding amount of such letters of credit at such time), which cash collateral shall be (A) held by the Priority Lien Agent as security solely to reimburse the issuers of such letters of credit that become due and payable after such sale and any fees and expenses incurred in connection with such letters of credit and (B) returned to the Second Lien Trustee (except as may otherwise be required by applicable law or any order of any court or other Governmental Authority) promptly after the expiration or termination from time to time of all payment contingencies affecting such letters of credit;

(iii)        all agreements and documentation required by the Priority Lien Agent evidencing its resignation, effective as of the date of such purchase, as agent under the Priority Lien Documents; and

21	[VANGUARD AMENDED AND RESTATED INTERCREDITOR AGREEMENT]

(iv)        any agreements, documents or instruments which the Priority Lien Agent may reasonably request pursuant to which the Second Lien Purchasers in such sale expressly assume and adopt all of the obligations of the Priority Lien Agent and the Priority Lien Secured Parties under the Priority Lien Documents and in connection with loans (and related obligations, including interest, fees and expenses) provided by any of the Priority Lien Secured Parties in connection with a DIP Financing on and after the date of the purchase and sale and the Second Lien Trustee (or any other representative appointed by Second Lien Purchasers holding a majority in aggregate principal amount of the all Second Lien Obligations then outstanding) becomes a successor agent thereunder.

(c)          Such purchase of the Priority Lien Obligations (including unfunded commitments) and any loans provided by any of the Priority Lien Secured Parties in connection with a DIP Financing shall be made on a pro rata basis among the Second Lien Purchasers according to each such Second Lien Purchaser’s portion of the Second Lien Obligations outstanding on the date of purchase or such portion as such Second Lien Purchasers may otherwise agree among themselves. Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account of the Priority Lien Agent as the Priority Lien Agent may designate in writing to the Second Lien Purchasers for such purpose. Interest shall be calculated to but excluding the Business Day on which such sale occurs if the amounts so paid by the Second Lien Purchasers to the bank account designated by the Priority Lien Agent are received in such bank account prior to 12:00 noon, New York City time, and interest shall be calculated to and including such Business Day if the amounts so paid by the Second Lien Purchasers to the bank account designated by the Priority Lien Agent are received in such bank account later than 12:00 noon, New York City time.

(d)          Such sale shall be expressly made without representation or warranty of any kind by the Priority Lien Secured Parties as to the Priority Lien Obligations, the Collateral or otherwise and without recourse to any Priority Lien Secured Party, except that the Priority Lien Secured Parties shall represent and warrant severally as to the Priority Lien Obligations (including unfunded commitments) and any loans provided by any of the Priority Lien Secured Parties in connection with a DIP Financing then owing to it: (i) that such applicable Priority Lien Secured Party owns or holds (directly or indirectly) such Priority Lien Obligations (including unfunded commitments) and any loans provided by any of the Priority Lien Secured Parties in connection with a DIP Financing; and (ii) that such applicable Priority Lien Secured Party has the necessary corporate or other governing authority to assign such interests.

(e)          After such sale becomes effective, the outstanding letters of credit will remain enforceable against the issuers thereof and will remain secured by the Priority Liens upon the Collateral in accordance with the applicable provisions of the Priority Lien Documents as in effect at the time of such sale, and the issuers of letters of credit will remain entitled to the benefit of the Priority Liens upon the Collateral and sharing rights in the proceeds thereof in accordance with the provisions of the Priority Lien Documents as in effect at the time of such sale, as fully as if the sale of the Priority Lien Obligations had not been made, but only the Person or successor agent to whom the Priority Liens are transferred in such sale will have the right to foreclose upon or otherwise enforce the Priority Liens and only the Second Lien Purchasers in the sale will have the right to direct such Person or successor as to matters relating to the foreclosure or other enforcement of the Priority Liens.

22	[VANGUARD AMENDED AND RESTATED INTERCREDITOR AGREEMENT]

(f)          Each Grantor irrevocably consents to any assignment made to one or more Second Lien Purchasers effected pursuant to this Section 3.06 (so long as they meet all eligibility standards contained in all relevant Priority Lien Documents, other than obtaining the consent of any Grantor to an assignment to the extent required by such Priority Lien Documents) for purposes of all Priority Lien Documents and hereby agrees that no further consent from such Grantor shall be required.

ARTICLE IV
OTHER AGREEMENTS

Section 4.01         Release of Liens; Automatic Release of Second Liens. (a) Prior to the Discharge of Priority Lien Obligations, the Second Lien Collateral Trustee, for itself and on behalf of each other Second Lien Secured Party, agrees that, in the event the Priority Lien Agent or the requisite Priority Lien Secured Parties under the Priority Lien Documents release any Lien on any Collateral, the Second Lien on such Collateral shall terminate and be released automatically and without further action if (i) such release is permitted under the Second Lien Documents, (ii) such release is effected in connection with the Priority Lien Agent’s foreclosure upon, or other exercise of rights or remedies with respect to, such Collateral, or (iii) such release is effected in connection with a sale or other Disposition of any Collateral (or any portion thereof) under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code; provided that, in the case of each of clauses (i), (ii) and (iii), the Second Liens on such Collateral shall attach to (and shall remain subject and subordinate to all Priority Liens securing Priority Lien Obligations) any proceeds of a sale, transfer or other Disposition of Collateral not paid to the Priority Lien Secured Parties or that remain after the Discharge of Priority Lien Obligations. The Priority Lien Agent agrees to give the Second Lien Collateral Trustee no less than 10 Business Days advance written notice of any proposed release pursuant to clause (ii) (other than pursuant to Section 363 of the Bankruptcy Code) of this Section 4.01(b) (provided that such notice shall not be required to the extent extraordinary exigent circumstances shall arise that would irrevocably impair the rights of the Priority Lien Secured Parties if such release were to be delayed by such 10 Business Day period) (each such notice, a “Priority Lien Release Notice”). Notwithstanding the foregoing in this Section 4.01(a), if any holders of Second Lien Obligations have exercised their purchase option (or have committed to exercise their purchase option) pursuant to Section 3.06, no release pursuant to clauses (ii) and (iii) of this Section 4.01(a) shall be permitted under this Section 4.01(a) to the extent (and only to the extent) that the Second Lien Purchasers shall not have defaulted on their obligations to consummate the purchase of the Priority Lien Obligations and other obligations contemplated by Section 3.06.

(b)          Upon receipt of an Officers’ Certificate and an Opinion of Counsel from the Parent Company as required pursuant to Section 4.1(b) of the Second Lien Collateral Trust Agreement, the Second Lien Collateral Trustee agrees to execute and deliver (at the sole cost and expense of the Grantors) all such releases and other instruments as shall reasonably be requested by the Priority Lien Agent to evidence and confirm any release of Collateral provided for in this Section 4.01.

23	[VANGUARD AMENDED AND RESTATED INTERCREDITOR AGREEMENT]

Section 4.02         Certain Agreements With Respect to Insolvency or Liquidation Proceedings. (a) The parties hereto acknowledge that this Agreement is a “subordination agreement” under Section 510(a) of the Bankruptcy Code and shall continue in full force and effect, notwithstanding the commencement of any Insolvency or Liquidation Proceeding by or against the Parent Company or any of its subsidiaries or any action taken in such Insolvency or Liquidation Proceeding, including any attempted rejection under Section 365 of the Bankruptcy Code. All references in this Agreement to the Parent Company or any of its subsidiaries or any other Grantor will include such Person or Persons as a debtor-in-possession and any receiver or trustee for such Person or Persons in an Insolvency or Liquidation Proceeding. For the purposes of this Section 4.02, unless otherwise provided herein, clauses (b) through and including (o) shall be in full force and effect prior to the Discharge of Priority Lien Obligations.

(b)          If the Parent Company or any of its subsidiaries shall become subject to any Insolvency or Liquidation Proceeding and shall, as debtor(s)-in-possession, or if any receiver or trustee for such Person or Persons shall, move for approval of financing (“DIP Financing”) to be provided by one or more lenders under Section 364 of the Bankruptcy Code and/or the use of cash collateral under Section 363 of the Bankruptcy Code, the Second Lien Collateral Trustee, for itself and on behalf of each other Second Lien Secured Party, agrees that neither it nor any other Second Lien Secured Party will raise any objection to, contest or oppose, and each Second Lien Secured Party will waive any claim such Person may now or hereafter have related to or in connection with, any such financing or to the Liens on the Collateral securing the same (“DIP Financing Liens”), or any use, sale or lease of cash collateral that constitutes Collateral or to any grant of administrative expense priority under Section 364 of the Bankruptcy Code, unless (A) the Priority Lien Agent or the Priority Lien Secured Parties oppose or object to such DIP Financing or such DIP Financing Liens or such use of cash collateral, (B) such DIP Financing Liens are neither senior to, nor rank pari passu with, the Priority Liens upon any property of the estate in such Insolvency or Liquidation Proceeding or (C) the maximum principal amount of indebtedness permitted under such DIP Financing exceeds the sum of (I) the amount of Priority Lien Obligations refinanced with the proceeds thereof and (II) fifteen percent (15%) of the amount of then outstanding Priority Lien Debt, or (D) the terms of such DIP Financing provide for the sale of a substantial part of the Collateral (other than a sale or disposition pursuant to Section 363 of the Bankruptcy Code and with respect to which the Second Lien Secured Parties are deemed to have consented pursuant to Section 4.02(d)) or require the confirmation of a plan of reorganization containing specific terms or provisions (other than repayment in cash of such DIP Financing on the effective date thereof). To the extent such DIP Financing Liens are senior to, or rank pari passu with, the Priority Liens, the Second Lien Collateral Trustee will, for itself and on behalf of the other Second Lien Secured Parties, subordinate the Second Liens on the Collateral to the Priority Liens and to such DIP Financing Liens, so long as the Second Lien Collateral Trustee, on behalf of the Second Lien Secured Parties, retains Liens on all the Collateral, including proceeds thereof arising after the commencement of any Insolvency or Liquidation Proceeding, with the same priority as existed prior to the commencement of the case under the Bankruptcy Code.

(c)          Prior to the Discharge of Priority Lien Obligations, without the written consent of the Priority Lien Agent which consent is in its sole discretion, the Second Lien Collateral Trustee, for itself and on behalf of each Second Lien Secured Party, agrees not to propose, support or enter into any DIP Financing.

24	[VANGUARD AMENDED AND RESTATED INTERCREDITOR AGREEMENT]

(d)          The Second Lien Collateral Trustee, for itself and on behalf of each Second Lien Secured Party, agrees that it shall be deemed to have consented to, and shall not object to, oppose or contest (or join with or support any other party objecting to, opposing or contesting) a sale or other Disposition, a motion to sell or Dispose or the bidding procedure for such sale or Disposition of any Collateral (or any portion thereof) under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code (any such sale or motion, a “Section 363 Event” and any notice or ruling issued by a court of competent jurisdiction in respect of such Section 363 Event, a “Section 363 Notice”) if the requisite Priority Lien Secured Parties under the Priority Lien Documents shall have consented to such sale or Disposition, such motion to sell or Dispose or such bidding procedure for such sale or Disposition of such Collateral and all Priority Liens and Second Liens will attach to the proceeds of the sale in the same respective priorities as set forth in this Agreement. Notwithstanding the foregoing in this Section 4.02(d), if any holders of the Second Lien Obligations have exercised their purchase option (or have committed to exercise their purchase option) pursuant to Section 3.06(a), Section 363 Objections shall be permitted to be made by the Second Lien Collateral Trustee or any Second Lien Secured Party, but only so long as the Second Lien Purchasers shall not have defaulted on their obligations to consummate the purchase of the Priority Lien Obligations and other obligations contemplated by Section 3.06.

(e)          The Second Lien Collateral Trustee, for itself and on behalf of each other Second Lien Secured Party, waives any claim that it may now or hereafter have against the Priority Lien Agent or any other Priority Lien Secured Party arising out of any DIP Financing Liens (that is granted in a manner that is consistent with this Agreement) or administrative expense priority under Section 364 of the Bankruptcy Code.

(f)          The Second Lien Collateral Trustee, for itself and on behalf of each other Second Lien Secured Party, agrees that neither the Second Lien Collateral Trustee nor any other Second Lien Secured Party will object to, oppose or contest (or join with or support any other party objecting to, opposing or contesting) in any Insolvency or Liquidation Proceeding (i) any request by the Priority Lien Agent or any other Priority Lien Secured Party for adequate protection or (ii) any objection by the Priority Lien Agent or any other Priority Lien Secured Party to any motion, relief, action or proceeding based on the Priority Lien Agent or Priority Lien Secured Parties claiming a lack of adequate protection, except that the Second Lien Secured Parties may:

(A)         freely seek and obtain relief granting adequate protection in the form of a replacement lien co-extensive in all respects with, but subordinated (as set forth in Section 2.01) to, and with the same relative priority to the Priority Liens as existed prior to the commencement of the Insolvency or Liquidation Proceeding, all Liens granted in the Insolvency or Liquidation Proceeding to, or for the benefit of, the Priority Lien Secured Parties;

(B)         freely seek and obtain any relief upon a motion for adequate protection (or any comparable relief), without any condition or restriction whatsoever, at any time after the Discharge of Priority Lien Obligations; and

25	[VANGUARD AMENDED AND RESTATED INTERCREDITOR AGREEMENT]

(C)         in the event that the Priority Lien Secured Parties are granted adequate protection in any Insolvency or Liquidation Proceeding in the form of a superpriority or other administrative expense claim in connection with any DIP Financing or use of cash collateral that constitutes Collateral, then the Priority Lien Agent agrees that the Second Lien Collateral Trustee, on behalf of itself or any of the Second Lien Secured Parties, shall also be entitled to seek, subject to any objection filed by the Priority Lien Agent, adequate protection in the form of a superpriority or other administrative expense claim (as applicable), which superpriority or other administrative expense claim, if obtained, shall be treated as proceeds of Collateral for all purposes under this Agreement and shall be subordinate to the superpriority or other administrative expense claim of the Priority Lien Secured Parties.

(g)          Notwithstanding the foregoing provisions in this Section 4.02, in any Insolvency or Liquidation Proceeding, in the event that the Priority Lien Agent, on behalf of itself or any of the Priority Lien Secured Parties, is granted adequate protection with respect to the Collateral in the form of (i) additional collateral (even if such collateral is not of a type which would otherwise have constituted Collateral), then the Priority Lien Agent, on behalf of itself and the Priority Lien Secured Parties, agrees that the Second Lien Collateral Trustee, on behalf of itself or any of the Second Lien Secured Parties, may seek or request (and the Priority Lien Secured Parties will not oppose such request) adequate protection with respect to its interests in such Collateral in the form of a Lien on the same additional collateral, which Lien will be subordinated to the Liens securing the Priority Lien Obligations on the same basis as the other Liens of the Second Lien Collateral Trustee on the Collateral, or (ii) cash payments of interest and reasonable fees and expenses of the Priority Lien Secured Parties in connection with their interest in the Collateral, then the Second Lien Collateral Trustee, on its own behalf and on behalf of the other Second Lien Secured Parties, may, subject to any objection filed by the Priority Lien Agent, seek or request cash payments of interest and reasonable fees and expenses of the Second Lien Secured Parties in connection with their interest in the Collateral.

(h)          The Second Lien Collateral Trustee, for itself and on behalf of each other Second Lien Secured Party, waives any claim the Second Lien Collateral Trustee or any such other Second Lien Secured Party may now or hereafter have against the Priority Lien Agent or any other Priority Lien Secured Party (or their representatives) arising out of any election by the Priority Lien Agent or any Priority Lien Secured Parties, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code.

(i)          The Second Lien Collateral Trustee, for itself and on behalf of each other Second Lien Secured Party, agrees that in any Insolvency or Liquidation Proceeding, neither the Second Lien Collateral Trustee nor any other Second Lien Secured Party shall support or vote to accept any plan of reorganization or disclosure statement of the Parent Company or any other Grantor unless (i) such plan is accepted by the class of Priority Lien Secured Parties in accordance with Section 1126(c) of the Bankruptcy Code or otherwise provides for the payment in full in cash of all Priority Lien Obligations (including all post-petition interest, fees and expenses and cash collateralization of all letters of credit) on the effective date of such plan of reorganization, or (ii) such plan provides on account of the Priority Lien Secured Parties for the retention by the Priority Lien Agent, for the benefit of the Priority Lien Secured Parties, of the Liens on the Collateral securing the Priority Lien Obligations, and on all proceeds thereof whenever received, and such plan also provides that any Liens retained by, or granted to, the Second Lien Collateral Trustee are only on property securing the Priority Lien Obligations and shall have the same relative priority with respect to the Collateral or other property, respectively, as provided in this Agreement with respect to the Collateral. Except as provided herein, the Second Lien Secured Parties shall remain entitled to vote their claims in any such Insolvency or Liquidation Proceeding.

26	[VANGUARD AMENDED AND RESTATED INTERCREDITOR AGREEMENT]

(j)          The Second Lien Collateral Trustee, for itself and on behalf of each other Second Lien Secured Party, agrees that, subject to the provisions of Section 3.02, neither the Second Lien Collateral Trustee nor any other Second Lien Secured Party, shall seek relief, pursuant to Section 362(d) of the Bankruptcy Code or otherwise, from the automatic stay of Section 362(a) of the Bankruptcy Code or from any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral without the prior written consent of the Priority Lien Agent, which consent is in the Priority Lien Agent’s sole discretion.

(k)          The Second Lien Collateral Trustee, for itself and on behalf of each other Second Lien Secured Party, agrees that neither Second Lien Collateral Trustee nor any other Second Lien Secured Party shall oppose or seek to challenge any claim by the Priority Lien Agent or any other Priority Lien Secured Party for allowance or payment in any Insolvency or Liquidation Proceeding of Priority Lien Obligations consisting of post-petition interest, fees, premiums (or similar) or expenses to the extent of the value of the Priority Liens (it being understood that such value will be determined without regard to the existence of the Second Liens on the Collateral). Neither Priority Lien Agent nor any other Priority Lien Secured Party shall oppose or seek to challenge any claim by the Second Lien Collateral Trustee or any other Second Lien Secured Party for allowance or payment in any Insolvency or Liquidation Proceeding of Second Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Second Liens on the Collateral; provided that if the Priority Lien Agent or any other Priority Lien Secured Party shall have made any such claim, such claim (i) shall have been approved or (ii) will be approved contemporaneously with the approval of any such claim by the Second Lien Collateral Trustee or any Second Lien Secured Party.

(l)          Without the express written consent of the Priority Lien Agent, which consent is in the Priority Lien Agent’s sole discretion, neither the Second Lien Collateral Trustee nor any other Second Lien Secured Party shall (or shall join with or support any other party in opposing, objecting to or contesting, as the case may be), in any Insolvency or Liquidation Proceeding involving any Grantor, (i) oppose, object to or contest the determination of the extent of or validity of any Liens held by any of Priority Lien Secured Party or the value of any claims of any such holder under Section 506(a) of the Bankruptcy Code or otherwise or (ii) oppose, object to or contest the payment to the Priority Lien Secured Party of interest, fees, premiums (or similar) or expenses, or to the cash collateralization of letters of credit under Section 506(b) of the Bankruptcy Code.

27	[VANGUARD AMENDED AND RESTATED INTERCREDITOR AGREEMENT]

(m)          Notwithstanding anything to the contrary contained herein, if in any Insolvency or Liquidation Proceeding a determination is made that any Lien encumbering any Collateral is not enforceable for any reason, then the Second Lien Collateral Trustee, for itself and on behalf of each other Second Lien Secured Party, agrees that, any distribution or recovery they may receive with respect to, or allocable to, the value of the assets constituting Collateral subject to an enforceable Lien in favor of the Second Lien Secured Parties or any proceeds thereof shall be segregated and held in trust and forthwith paid over, subject to the requirements of Section 6.01(a), to the Priority Lien Agent for the benefit of the Priority Lien Secured Parties in the same form as received without recourse, representation or warranty (other than a representation of the Second Lien Collateral Trustee that it has not otherwise sold, assigned, transferred or pledged any right, title or interest in and to such distribution or recovery) but with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Second Lien Collateral Trustee, for itself and on behalf of each other Second Lien Secured Party, hereby appoints the Priority Lien Agent, and any officer or agent of the Priority Lien Agent, with full power of substitution, the attorney-in-fact of each Second Lien Secured Party for the limited purpose of carrying out the provisions of this Section 4.02(l) and taking any action and executing any instrument that the Priority Lien Agent may deem necessary or advisable to accomplish the purposes of this Section 4.02(l), which appointment is irrevocable and coupled with an interest.

(n)          The Second Lien Collateral Trustee, for itself and on behalf of each other Second Lien Secured Party, hereby agrees that the Priority Lien Agent shall have the exclusive right to credit bid the Priority Lien Obligations and further that neither the Second Lien Collateral Trustee nor any other Second Lien Secured Party shall (or shall join with or support any other party in opposing, objecting to or contesting, as the case may be) oppose, object to or contest such credit bid by the Priority Lien Agent.

(o)          Without the consent of the Priority Lien Agent which is in its sole discretion, the Second Lien Collateral Trustee, for itself and on behalf of each other Second Lien Secured Party, agrees it will not file or join an involuntary bankruptcy petition or seek the appointment of an examiner or a trustee for any Grantor or any of their respective subsidiaries.

(p)          The Second Lien Collateral Trustee, for itself and on behalf of each other Second Lien Secured Party, waives any right to assert or enforce any claim under Section 506(c) or 552 of the Bankruptcy Code as against any Priority Lien Secured Party or any of the Collateral.

Section 4.03         Reinstatement. If any Priority Lien Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of any Grantor any amount (a “Recovery”) for any reason whatsoever, then the Priority Lien Obligations shall be reinstated to the extent of such Recovery and the Priority Lien Secured Parties shall be entitled to a reinstatement of Priority Lien Obligations with respect to all such recovered amounts. The Second Lien Collateral Trustee, for itself and on behalf of each other Second Lien Secured Party, agrees that if, at any time, any Second Lien Secured Party receives notice of any Recovery, such Second Lien Secured Party shall promptly pay over to the Priority Lien Agent any payment received by it and then in its possession or under its control in respect of any Collateral subject to any Priority Lien securing such Priority Lien Obligations and shall promptly turn any Collateral subject to any such Priority Lien then held by it over to the Priority Lien Agent, and the provisions set forth in this Agreement shall be reinstated as if such payment had not been made. If this Agreement shall have been terminated prior to any such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. Any amounts received by the Second Lien Collateral Trustee or any other Second Lien Secured Party and then in its possession or under its control on account of the Second Lien Obligations, after the termination of this Agreement shall, in the event of a reinstatement of this Agreement pursuant to this Section 4.03, be held in trust for and paid over to the Priority Lien Agent for the benefit of the Priority Lien Secured Parties for application to the reinstated Priority Lien Obligations until the discharge thereof. This Section 4.03 shall survive termination of this Agreement.

28	[VANGUARD AMENDED AND RESTATED INTERCREDITOR AGREEMENT]

Section 4.04         Replacement of Priority Lien Obligations.

(a)          The Priority Lien Obligations may be Replaced, by any Priority Substitute Credit Facility without notice to, or the consent of any Secured Party, all without affecting the Lien priorities provided for herein or the other provisions hereof; provided, that (i) the Priority Lien Agent and the Second Lien Collateral Trustee shall receive on or prior to incurrence of a Priority Substitute Credit Facility (A) an Officers’ Certificate and an Opinion of Counsel from the Parent Company stating that (I) the incurrence thereof is permitted by each Secured Debt Document and (II) the requirements of Section 4.06 have been satisfied, and (B) a Priority Confirmation Joinder from the holders or lenders of any indebtedness that Replaces the Priority Lien Obligations or the Second Lien Obligations (or an authorized agent, trustee or other representative on their behalf), and (ii) on or before the date of such incurrence, such Priority Substitute Credit Facility is designated by the Parent Company, in an Officers’ Certificate delivered to the Priority Lien Agent and the Second Lien Collateral Trustee, as “Priority Lien Obligations” for the purposes of the Secured Debt Documents and this Agreement.

(b)          [Reserved.]

Notwithstanding the foregoing, nothing in this Agreement will be construed to allow any Grantor to incur additional indebtedness unless otherwise permitted by the terms of each applicable Secured Debt Document.

Each of the then-exiting Priority Lien Agent and the Second Lien Collateral Trustee shall be authorized to execute and deliver such documents and agreements (including amendments or supplements to this Agreement) as such holders, lenders, agent, trustee or other representative may reasonably request to give effect to any such Replacement, it being understood that the Priority Lien Agent and the Second Lien Collateral Trustee or (if permitted by the terms of the applicable Secured Debt Documents) the Grantors, without the consent of any other Secured Party or (in the case of the Grantors) one or more Secured Debt Representatives, may amend, supplement, modify or restate this Agreement to the extent necessary or appropriate to facilitate such amendments or supplements to effect such Replacement all at the expense of the Grantors. Upon the consummation of such Replacement and the execution and delivery of the documents and agreements contemplated in the preceding sentence, the holders or lenders of such indebtedness and any authorized agent, trustee or other representative thereof shall be entitled to the benefits of this Agreement.

Section 4.05         Amendments to Second Lien Documents. Prior to the Discharge of Priority Lien Obligations, without the prior written consent of the Priority Lien Agent, no Second Lien Document may be amended, supplemented, restated or otherwise modified and/or Replaced, refinanced or entered into to the extent such amendment, supplement, restatement or modification and/or refinancing, or the terms of any new Second Lien Document, would (i) adversely affect the lien priority rights of the Priority Lien Secured Parties or the rights of the Priority Lien Secured Parties to receive payments owing pursuant to the Priority Lien Documents, (ii) except as otherwise provided for in this Agreement, add any Liens securing the Collateral granted under the Second Lien Security Documents, (iii) confer any additional rights on the Second Lien Collateral Trustee or any other Second Lien Secured Party in a manner adverse to the Priority Lien Secured Parties, (iv) cause the total Second Lien Obligations to exceed the Second Lien Debt Cap or (v) contravene the provisions of this Agreement or the Priority Lien Documents.

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Section 4.06         Legends. The Second Lien Collateral Trustee acknowledges with respect to the Second Lien Indenture and the other Second Lien Security Documents, and the Additional Second Lien Security Documents that the Second Lien Indenture, the Second Lien Documents (other than control agreements to which both the Priority Lien Agent and the Second Lien Collateral Trustee are parties) and each associated Security Document (other than control agreements to which both the Priority Lien Agent and the Second Lien Collateral Trustee are parties) granting any security interest in the Collateral will contain the appropriate legend set forth on Annex I.

Section 4.07         Second Lien Secured Parties Rights as Unsecured Creditors; Judgment Lien Creditor. Both before and during an Insolvency or Liquidation Proceeding, any of the Second Lien Secured Parties may take any actions and exercise any and all rights that would be available to a holder of unsecured claims; provided, however, that the Second Lien Secured Parties may not take any of the actions prohibited by Section 3.05(a) or Section 4.02 or any other provisions in this Agreement; provided, further, that in the event that any of the Second Lien Secured Parties becomes a judgment lien creditor in respect of any Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Second Lien Obligations, such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Priority Lien Obligations) as the Second Liens are subject to this Agreement.

Section 4.08         Postponement of Subrogation. The Second Lien Collateral Trustee, for itself and on behalf of each other Second Lien Secured Party, hereby agrees that no payment or distribution to any Priority Lien Secured Party pursuant to the provisions of this Agreement shall entitle any Second Lien Secured Party to exercise any rights of subrogation in respect thereof until, in the case of the Second Lien Secured Parties, the Discharge of Priority Lien Obligations shall have occurred. Following the Discharge of Priority Lien Obligations, but subject to the reinstatement as provided in Section 4.03, each Priority Lien Secured Party will execute such documents, agreements, and instruments as any Second Lien Secured Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the Priority Lien Obligations resulting from payments or distributions to such Priority Lien Secured Party by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by such Priority Lien Secured Party are paid by such Person or the Grantors upon request for payment thereof.

Section 4.09         Acknowledgment by the Secured Debt Representatives. Each of the Priority Lien Agent, for itself and on behalf of the other Priority Lien Secured Parties, and the Second Lien Collateral Trustee, for itself and on behalf of the other Second Lien Secured Parties, hereby acknowledges that this Agreement is a material inducement to enter into a business relationship, that each has relied on this Agreement to enter into the Priority Credit Agreement and the Second Lien Indenture, as applicable, and all documentation related thereto, and that each will continue to rely on this Agreement in their related future dealings.

30	[VANGUARD AMENDED AND RESTATED INTERCREDITOR AGREEMENT]

ARTICLE V
GRATUITOUS BAILMENT FOR PERFECTION OF CERTAIN SECURITY INTERESTS

Section 5.01         General. Prior to the Discharge of Priority Lien Obligations, the Priority Lien Agent agrees that if it shall at any time hold a Priority Lien on any Collateral that can be perfected by the possession or control of such Collateral or of any Account in which such Collateral is held, and if such Collateral or any such Account is in fact in the possession or under the control of the Priority Lien Agent, the Priority Lien Agent will serve as sub-collateral agent and gratuitous bailee for the Second Lien Collateral Trustee for the sole purpose of perfecting the Second Lien of the Second Lien Collateral Trustee on such Collateral. It is agreed that the obligations of the Priority Lien Agent and the rights of the Second Lien Collateral Trustee and the other Second Lien Secured Parties in connection with any such bailment arrangement will be in all respects subject to the provisions of Article II. Notwithstanding anything to the contrary herein, the Priority Lien Agent will be deemed to make no representation as to the adequacy of the steps taken by it to perfect the Second Lien on any such Collateral and shall have no responsibility, duty, obligation or liability to the Second Lien Collateral Trustee, any other Second Lien Secured Party or any other Person for such perfection or failure to perfect, it being understood that the sole purpose of this Article is to enable the Second Lien Secured Parties to obtain a perfected Second Lien in such Collateral to the extent, if any, that such perfection results from the possession or control of such Collateral or any such Account by the Priority Lien Agent. The Priority Lien Agent acting pursuant to this Section 5.01 shall not have by reason of the Priority Lien Security Documents, the Second Lien Security Documents, this Agreement or any other document or theory, a fiduciary relationship in respect of any Priority Lien Secured Party, the Second Lien Collateral Trustee or any Second Lien Secured Party. Subject to Section 4.03, from and after the Discharge of Priority Lien Obligations, the Priority Lien Agent shall take all such actions in its power as shall reasonably be requested by the Second Lien Collateral Trustee (at the sole cost and expense of the Grantors) to transfer possession or control of such Collateral or any such Account (in each case to the extent the Second Lien Collateral Trustee has a Lien on such Collateral or Account after giving effect to any prior or concurrent releases of Liens) to the Second Lien Collateral Trustee for the benefit of all Second Lien Secured Parties.

Section 5.02         Deposit Accounts. Prior to the Discharge of Priority Lien Obligations, to the extent that any Account is at any time under the control of the Priority Lien Agent (within the meaning of the term “control” as relates to Accounts under Articles 8 and 9 of the New York UCC), the Priority Lien Agent will act as sub-collateral agent and gratuitous bailee for the Second Lien Collateral Trustee for the purpose of perfecting the Liens of the Second Lien Secured Parties in such Accounts and the cash and other assets therein as provided in Section 3.01 (but will have no duty, responsibility or obligation to the Second Lien Secured Parties (including, without limitation, any duty, responsibility or obligation as to the maintenance of such control, the effect of such arrangement or the establishment of such perfection) except as set forth in the last sentence of this Section 5.02(a)). Unless the Second Liens on such Collateral shall have been or concurrently are released, after the occurrence of Discharge of Priority Lien Obligations, the Priority Lien Agent shall, at the request of the Second Lien Collateral Trustee, cooperate with the Grantors and the Second Lien Collateral Trustee (at the expense of the Grantors) in permitting control of any other Accounts to be transferred to the Second Lien Collateral Trustee (or for other arrangements with respect to each such Accounts satisfactory to the Second Lien Collateral Trustee to be made).

31	[VANGUARD AMENDED AND RESTATED INTERCREDITOR AGREEMENT]

ARTICLE VI
APPLICATION OF PROCEEDS; DETERMINATION OF AMOUNTS

Section 6.01         Application of Proceeds. All payments received by the Priority Lien Agent or other Priority Lien Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the Priority Lien Obligations as the Priority Lien Secured Parties, in their sole discretion, deem appropriate, subject to the terms of the Priority Lien Documents. Further, prior to the Discharge of Priority Lien Obligations, and regardless of whether an Insolvency or Liquidation Proceeding has been commenced, Collateral or proceeds received in connection with the enforcement or exercise of any rights or remedies with respect to any portion of the Collateral will be applied to the payment in full in cash of all Priority Lien Obligations that are not Excess Priority Lien Obligations.

Section 6.02         Determination of Amounts. Whenever a Secured Debt Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Priority Lien Obligations (or the existence of any commitment to extend credit that would constitute Priority Lien Obligations), Second Lien Obligations, or the existence of any Lien securing any such obligations, or the Collateral subject to any such Lien, it may request that such information be furnished to it in writing by the other Secured Debt Representatives and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if a Secured Debt Representative shall fail or refuse reasonably promptly to provide the requested information, the requesting Secured Debt Representative shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Parent Company. Each Secured Debt Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to the Parent Company or any of its subsidiaries, any Secured Party or any other Person as a result of such determination.

ARTICLE VII
NO RELIANCE; NO LIABILITY; OBLIGATIONS ABSOLUTE;
CONSENT OF GRANTORS; ETC.

Section 7.01         No Reliance; Information. The Priority Lien Secured Parties and the Second Lien Secured Parties shall have no duty to disclose to any Second Lien Secured Party or to any Priority Lien Secured Party, respectively, any information relating to the Parent Company or any of the other Grantors, or any other circumstance bearing upon the risk of non-payment of any of the Priority Lien Obligations or the Second Priority Obligations, as the case may be, that is known or becomes known to any of them or any of their Affiliates. In the event any Priority Lien Secured Party or any Second Lien Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to, respectively, any Second Lien Secured Party or any Priority Lien Secured Party, it shall be under no obligation (a) to make, and shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of the information so provided, (b) to provide any additional information or to provide any such information on any subsequent occasion or (c) to undertake any investigation.

32	[VANGUARD AMENDED AND RESTATED INTERCREDITOR AGREEMENT]

Section 7.02         No Warranties or Liability.

(a)          The Priority Lien Agent, for itself and on behalf of the other Priority Lien Secured Parties, acknowledges and agrees that, except for the representations and warranties set forth in Article VIII, neither the Second Lien Collateral Trustee nor any other Second Lien Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Second Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon.

(b)          The Second Lien Collateral Trustee, for itself and on behalf of the other Second Lien Secured Parties, acknowledges and agrees that, except for the representations and warranties set forth in Article VIII, neither the Priority Lien Agent nor any other Priority Lien Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Priority Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon.

(c)          The Priority Lien Agent and the other Priority Lien Secured Parties shall have no express or implied duty to the Second Lien Collateral Trustee or any other Second Lien Secured Party, and the Second Lien Collateral Trustee and the other Second Lien Secured Parties shall have no express or implied duty to the Priority Lien Agent or any other Priority Lien Secured Party, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of a default or an event of default under any Priority Lien Document and any Second Lien Document (other than, in each case, this Agreement), regardless of any knowledge thereof which they may have or be charged with.

(d)          The Second Lien Collateral Trustee, for itself and on behalf of each other Second Lien Secured Party, hereby waives any claim that may be had against the Priority Lien Agent or any other Priority Lien Secured Party arising out of any actions which the Priority Lien Agent or such Priority Lien Secured Party takes or omits to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any Collateral, and actions with respect to the collection of any claim for all or only part of the Priority Lien Obligations from any account debtor, guarantor or any other party) in accordance with this Agreement and the Priority Lien Documents or the valuation, use, protection or release of any security for such Priority Lien Obligations.

33	[VANGUARD AMENDED AND RESTATED INTERCREDITOR AGREEMENT]

Section 7.03         Obligations Absolute. The Lien priorities provided for herein and the respective rights, interests, agreements and obligations hereunder of the Priority Lien Agent and the other Priority Lien Secured Parties, the Second Lien Collateral Trustee and the other Second Lien Secured Parties shall remain in full force and effect irrespective of:

(a)          any lack of validity or enforceability of any Secured Debt Document;

(b)          any change in the time, place or manner of payment of, or in any other term of (including the Replacing of), all or any portion of the Priority Lien Obligations, it being specifically acknowledged that a portion of the Priority Lien Obligations consists or may consist of indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed;

(c)          any amendment, waiver or other modification, whether by course of conduct or otherwise, of any Secured Debt Document;

(d)          the securing of any Priority Lien Obligations or Second Lien Obligations with any additional collateral or guarantees, or any exchange, release, voiding, avoidance or non-perfection of any security interest in any Collateral or any other collateral or any release of any guarantee securing any Priority Lien Obligations or Second Lien Obligations;

(e)          the commencement of any Insolvency or Liquidation Proceeding in respect of the Parent Company or any other Grantor; or

(f)          any other circumstances that otherwise might constitute a defense available to, or a discharge of, the Parent Company or any other Grantor in respect of the Priority Lien Obligations or this Agreement or any of the Second Lien Secured Parties in respect of this Agreement.

Section 7.04         Grantors Consent. Each Grantor hereby consents to the provisions of this Agreement and the intercreditor arrangements provided for herein and agrees that the obligations of the Grantors under the Secured Debt Documents will in no way be diminished or otherwise affected by such provisions or arrangements (except as expressly provided herein).

ARTICLE VIII
REPRESENTATIONS AND WARRANTIES

Section 8.01         Representations and Warranties of Each Party. Each party hereto represents and warrants to the other parties hereto as follows:

(a)          Such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to enter into and perform its obligations under this Agreement.

(b)          This Agreement has been duly executed and delivered by such party.

34	[VANGUARD AMENDED AND RESTATED INTERCREDITOR AGREEMENT]

(c)          The execution, delivery and performance by such party of this Agreement (i) do not require any consent or approval of, registration or filing with or any other action by any Governmental Authority of which the failure to obtain could reasonably be expected to have a Material Adverse Effect (as defined in the Priority Credit Agreement), (ii) will not violate any applicable law or regulation or any order of any Governmental Authority or any indenture, agreement or other instrument binding upon such party which could reasonably be expected to have a Material Adverse Effect and (iii) will not violate the charter, by-laws or other organizational documents of such party.

Section 8.02         Representations and Warranties of Each Representative. Each of the Priority Lien Agent and the Second Lien Collateral Trustee represents and warrants to the other parties hereto that it is authorized under the Priority Credit Agreement, the Second Lien Indenture and the Second Lien Collateral Trust Agreement, as the case may be, to enter into this Agreement.

ARTICLE IX
MISCELLANEOUS

Section 9.01         Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a)	if to the Priority Lien Agent, to it at:

Citibank, N.A.
811 Main Street, Suite 4000
Houston, TX 77002
Attention: Mr. Phil Ballard
Facsimile No: 281-271-8970
Telephone: 713-821-4789

(b)	if to the Second Lien Trustee, to it at:

Delaware Trust Company
251 Little Falls Drive
Wilmington, DE 19808
Facsimile No.: (302) 636-8666
Attention: Corporate Trust Administration

With a copy to (which shall not constitute notice):

Ropes & Gray LLP
1211 Avenue of the Americas
New York, NY 10036-8704
Facsimile No.: 646-728-1663
Attention: Mark Somerstein

(c)          if to any other Secured Debt Representative, to such address as specified in the Priority Confirmation Joinder;

35	[VANGUARD AMENDED AND RESTATED INTERCREDITOR AGREEMENT]

(d)          if to the Parent Company, to it at:

[●]; and

(e)          if to any other Grantor, to it in care of the Parent Company as provided in clause (d) above.

Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01. As agreed to in writing among the Parent Company, Vanguard, the Priority Lien Agent and the Second Lien Collateral Trustee from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

Section 9.02         Waivers; Amendment. (a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 9.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b)          Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified except pursuant to an agreement or agreements in writing entered into by each Secured Debt Representative; provided, however, that this Agreement may be amended from time to time as provided in Section 4.04. Any amendment of this Agreement that is proposed to be effected without the consent of a Secured Debt Representative as permitted by the proviso to the preceding sentence shall be submitted to such Secured Debt Representative for its review at least 5 Business Days prior to the proposed effectiveness of such amendment.

Section 9.03         Actions Upon Breach; Specific Performance. (a) Prior to the Discharge of Priority Lien Obligations, if any Second Lien Secured Party, contrary to this Agreement, commences or participates in any action or proceeding against any Grantor or the Collateral, such Grantor, with the prior written consent of the Priority Lien Agent, may interpose as a defense or dilatory plea the making of this Agreement, and any Priority Lien Secured Party may intervene and interpose such defense or plea in its or their name or in the name of such Grantor.

36	[VANGUARD AMENDED AND RESTATED INTERCREDITOR AGREEMENT]

(b)          Prior to the Discharge of Priority Lien Obligations, should any Second Lien Secured Party, contrary to this Agreement, in any way take, attempt to or threaten to take any action with respect to the Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement), or take any other action in violation of this Agreement or fail to take any action required by this Agreement, the Priority Lien Agent or any other Priority Lien Secured Party (in its own name or in the name of the relevant Grantor) or the relevant Grantor, with the prior written consent of the Priority Lien Agent, (A) may obtain relief against such Second Lien Secured Party by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by the Second Lien Collateral Trustee on behalf of each Second Lien Secured Party that (I) the Priority Lien Secured Parties’ damages from its actions may at that time be difficult to ascertain and may be irreparable, and (II) each Second Lien Secured Party waives any defense that the Grantors and/or the Priority Lien Secured Parties cannot demonstrate damage and/or be made whole by the awarding of damages, and (B) shall be entitled to damages, as well as reimbursement for all reasonable and documented costs and expenses incurred in connection with any action to enforce the provisions of this Agreement.

Section 9.04         Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement. No other Person will be entitled to rely on, have the benefit of or enforce this Agreement.

Section 9.05         Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

Section 9.06         Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

Section 9.07         Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 9.08         Governing Law; Jurisdiction; Consent to Service of Process. (a) THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATION LAW).

37	[VANGUARD AMENDED AND RESTATED INTERCREDITOR AGREEMENT]

(b)          Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.

(c)          Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section 9.08. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)          Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 9.09         WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.10         Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 9.11         Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any Secured Debt Documents, the provisions of this Agreement shall control.

38	[VANGUARD AMENDED AND RESTATED INTERCREDITOR AGREEMENT]

Section 9.12         Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the distinct and separate relative rights of the Priority Lien Secured Parties and the Second Lien Secured Parties. None of the Parent Company, Vanguard, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement is intended to or will amend, waive or otherwise modify the provisions of the Priority Credit Agreement, or the Second Lien Indenture, as applicable), and except as expressly provided in this Agreement neither the Parent Company nor any other Grantor may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of the Parent Company or any other Grantor, which are absolute and unconditional, to pay the Obligations under the Secured Debt Documents as and when the same shall become due and payable in accordance with their terms. Notwithstanding anything to the contrary herein or in any Secured Debt Document, the Grantors shall not be required to act or refrain from acting pursuant to this Agreement, any Priority Lien Document or any Second Lien Document with respect to any Collateral in any manner that would cause a default under any Priority Lien Document.

Section 9.13         Certain Terms Concerning the Second Lien Collateral Trustee. The Second Lien Collateral Trustee is executing and delivering this Agreement solely in its capacity as such and pursuant to direction set forth in the Second Lien Indenture and Second Lien Collateral Trust Agreement; and in so doing, the Second Lien Collateral Trustee shall not be responsible for the terms or sufficiency of this Agreement for any purpose. The Second Lien Collateral Trustee shall have no duties or obligations under or pursuant to this Agreement other than such duties and obligations as may be expressly set forth in this Agreement as duties and obligations on its part to be performed or observed. In entering into this Agreement, or in taking (or forbearing from) any action under or pursuant to the Agreement, the Second Lien Collateral Trustee shall have and be protected by all of the rights, immunities, indemnities and other protections granted to it under the Second Lien Indenture and the other Second Lien Documents (including, without limitation, Article 7 of the Second Lien Indenture and Article 5, Section 7.8, and Section 7.9 of the Second Lien Collateral Trust Agreement).

Section 9.14         Certain Terms Concerning the Priority Lien Agent and the Second Lien Collateral Trustee. None of the Priority Lien Agent or the Second Lien Collateral Trustee shall have any liability or responsibility for the actions or omissions of any other Secured Party, or for any other Secured Party’s compliance with (or failure to comply with) the terms of this Agreement. None of the Priority Lien Agent or the Second Lien Collateral Trustee shall have individual liability to any Person if it shall mistakenly pay over or distribute to any Secured Party (or the Parent Company, Vanguard or any other Grantor) any amounts in violation of the terms of this Agreement, so long as the Priority Lien Agent or the Second Lien Collateral Trustee, as the case may be, is acting in good faith. Each party hereto hereby acknowledges and agrees that each of the Priority Lien Agent and the Second Lien Collateral Trustee is entering into this Agreement solely in its capacity under the Priority Lien Documents and the Second Lien Documents, respectively, and not in its individual capacity. The Priority Lien Agent shall not be deemed to owe any fiduciary duty to the Second Lien Collateral Trustee or any other Second Lien Representative or any other Second Lien Secured Party; and the Second Lien Collateral Trustee shall not be deemed to owe any fiduciary duty to the Priority Lien Agent or any other Priority Lien Secured Party.

39	[VANGUARD AMENDED AND RESTATED INTERCREDITOR AGREEMENT]

Section 9.15         Authorization of Secured Agents. By accepting the benefits of this Agreement and the other Priority Lien Security Documents, each Priority Lien Secured Party authorizes the Priority Lien Agent to enter into this Agreement and to act on its behalf as collateral agent hereunder and in connection herewith. By accepting the benefits of this Agreement and the other Second Lien Security Documents, each Second Lien Secured Party authorizes the Second Lien Collateral Trustee to enter into this Agreement and to act on its behalf as collateral agent hereunder and in connection herewith.

Section 9.16         Further Assurances. Each of the Priority Lien Agent, for itself and on behalf of the other Priority Lien Secured Party, the Second Lien Collateral Trustee, for itself and on behalf of the other Second Lien Secured Parties, and each Grantor party hereto, for itself and on behalf of its subsidiaries, agrees that it will execute, or will cause to be executed, any and all further documents, agreements and instruments, and take all such further actions, as may be required under any applicable law, or which the Priority Lien Agent or the Second Lien Collateral Trustee may reasonably request, to effectuate the terms of this Agreement, including the relative Lien priorities provided for herein.

Section 9.17         Relationship of Secured Parties. Nothing set forth herein shall create or evidence a joint venture, partnership or an agency or fiduciary relationship among the Secured Parties. None of the Secured Parties nor any of their respective directors, officers, agents or employees shall be responsible to any other Secured Party or to any other Person for any Grantor’s solvency, financial condition or ability to repay the Priority Lien Obligations or the Second Lien Obligations, or for statements of any Grantor, oral or written, or for the validity, sufficiency or enforceability of the Priority Lien Documents or the Second Lien Documents, or any security interests granted by any Grantor to any Secured Party in connection therewith. Each Secured Party has entered into its respective financing agreements with the Grantors based upon its own independent investigation, and none of the Priority Lien Agent or the Second Lien Collateral Trustee makes any warranty or representation to the other Secured Debt Representatives or the Secured Parties for which it acts as agent nor does it rely upon any representation of the other agents or the Secured Parties for which it acts as agent with respect to matters identified or referred to in this Agreement.

[SIGNATURES BEGIN NEXT PAGE]

40	[VANGUARD AMENDED AND RESTATED INTERCREDITOR AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CITIBANK, N.A., as Priority Lien Agent

By:	/s/ Jeff Ard
Name:	Jeff Ard
Title:	Vice President

Signature Page

Amended and Restated Intercreditor Agreement

DELAWARE TRUST COMPANY,
as Second Lien Collateral Trustee

By:	/s/ Alan R. Halpern
Name:	Alan R. Halpern
Title:	Vice President

Signature Page

Amended and Restated Intercreditor Agreement

ACKNOWLEDGED AND AGREED AS OF THE DATE FIRST ABOVE WRITTEN:

VANGUARD NATURAL GAS, LLC

By:	/s/ Richard Robert
Name: Richard Robert
Title: Executive Vice President and Chief Financial Officer

VANGUARD NATURAL RESOURCES, INC.

By:	/s/ Richard Robert
Name: Richard Robert
Title: Executive Vice President and Chief Financial Officer

Signature Page

Amended and Restated Intercreditor Agreement

VANGUARD OPERATING, LLC

By:	VANGUARD NATURAL GAS, LLC, its sole member

	By:	/s/ Richard Robert
Richard Robert, Executive Vice President
and Chief Financial Officer

ENCORE CLEAR FORK PIPELINE, LLC

	By:	/s/ Richard Robert
Richard Robert, Executive Vice President
and Chief Financial Officer

EAGLE ROCK ACQUISITION PARTNERSHIP, L.P.

	By:	Eagle Rock Upstream Development Company,
Inc., its general partner

	By:	/s/ Richard Robert
Richard Robert, Executive Vice President
and Chief Financial Officer

EAGLE ROCK ACQUISITION PARTNERSHIP
II, L.P.

By:	Eagle Rock Upstream Development Company II, Inc., its general partner

	By:	/s/ Richard Robert
Richard Robert, Executive Vice President
and Chief Financial Officer

EAGLE ROCK ENERGY ACQUISITION CO., INC.

	By:	/s/ Richard Robert
Richard Robert, Executive Vice President
and Chief Financial Officer

EAGLE ROCK ENERGY ACQUISITION CO. II, INC.

By:	/s/ Richard Robert
Richard Robert, Executive Vice President and Chief Financial Officer

EAGLE ROCK UPSTREAM DEVELOPMENT
COMPANY, INC.

By:	/s/ Richard Robert
Richard Robert, Executive Vice President
and Chief Financial Officer

EAGLE ROCK UPSTREAM DEVELOPMENT
COMPANY II, INC.

By:	/s/ Richard Robert
Richard Robert, Executive Vice President
and Chief Financial Officer

ESCAMBIA OPERATING CO. LLC

By:	/s/ Richard Robert
Richard Robert, Executive Vice President
and Chief Financial Officer

ESCAMBIA ASSET CO. LLC

By:	/s/ Richard Robert
Richard Robert, Executive Vice President
and Chief Financial Officer

VNR HOLDINGS, LLC

By:	/s/ Richard Robert
Richard Robert, Executive Vice President
and Chief Financial Officer

ANNEX I

Provision for the Second Lien Indenture and the Second Lien Documents

Reference is made to the Amended and Restated Intercreditor Agreement, dated as of August 1, 2017, between CITIBANK, N.A., as Priority Lien Agent (as defined therein), and DELAWARE TRUST COMPANY, as Second Lien Collateral Trustee (as defined therein) (the “Intercreditor Agreement”). Each holder of any Second Lien Obligations, by its acceptance of such Second Lien Obligations (i) consents to the subordination of Liens provided for in the Intercreditor Agreement, (ii) agrees that it will be bound by, and will take no actions contrary to, the provisions of the Intercreditor Agreement and (iii) authorizes and instructs the Second Lien Collateral Trustee on behalf of each Second Lien Secured Party (as defined therein) to enter into the Intercreditor Agreement as Second Lien Collateral Trustee on behalf of such Second Lien Secured Parties. The foregoing provisions are intended as an inducement to the lenders under the Priority Credit Agreement to extend credit to Vanguard and such lenders are intended third party beneficiaries of such provisions and the provisions of the Intercreditor Agreement.

Provision for all Priority Lien Security Documents and Second Lien Security Documents

Reference is made to the Amended and Restated Intercreditor Agreement, dated as of August 1, 2017, between CITIBANK, N.A., as Priority Lien Agent (as defined therein), and DELAWARE TRUST COMPANY, as Second Lien Collateral Trustee (as defined therein) (the “Intercreditor Agreement”). Each Person that is secured hereunder, by accepting the benefits of the security provided hereby, [(i) consents (or is deemed to consent), to the subordination of Liens provided for in the Intercreditor Agreement,]1 [(i)][(ii)] agrees (or is deemed to agree) that it will be bound by, and will take no actions contrary to, the provisions of the Intercreditor Agreement, [(ii)][(iii)] authorizes (or is deemed to authorize) the [Priority Lien Agent] [Second Lien Collateral Trustee] on behalf of such Person to enter into, and perform under, the Intercreditor Agreement and [(iii)][(iv)] acknowledges (or is deemed to acknowledge) that a copy of the Intercreditor Agreement was delivered, or made available, to such Person.

Notwithstanding any other provision contained herein, this Agreement, the Liens created hereby and the rights, remedies, duties and obligations provided for herein are subject in all respects to the provisions of the Intercreditor Agreement and, to the extent provided therein, the applicable Security Documents (as defined in the Intercreditor Agreement). In the event of any conflict or inconsistency between the provisions of this Agreement and the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall control.

1 This bracketed language would not apply to the Priority Lien Security Documents.

Annex I- 1	[VANGUARD INTERCREDITOR AGREEMENT]

EXHIBIT A
to Intercreditor Agreement

[FORM OF]
PRIORITY CONFIRMATION JOINDER

Reference is made to the Amended and Restated Intercreditor Agreement, dated as of August 1, 2017 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Intercreditor Agreement”) between CITIBANK, N.A., as Priority Lien Agent for the Priority Lien Secured Parties (as defined therein), and DELAWARE TRUST COMPANY, as Second Lien Collateral Trustee for the Second Lien Secured Parties (as defined therein).

Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Intercreditor Agreement. This Priority Confirmation Joinder is being executed and delivered pursuant to Section 4.04 (a) of the Intercreditor Agreement.

1.          Joinder. The undersigned, [_______________], a [__________________], (the “New Representative”) as [trustee] [collateral agent] [administrative agent] [collateral agent] under that certain [describe applicable indenture, credit agreement or other document governing the applicable Obligations] hereby:

(a)          represents that the New Representative has been authorized to become a party to the Intercreditor Agreement on behalf of the [Priority Lien Secured Parties under a Priority Substitute Credit Facility] as [a Priority Lien Agent under a Priority Substitute Credit Facility] under the Intercreditor Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Intercreditor Agreement as fully as if the undersigned had executed and delivered the Intercreditor Agreement as of the date thereof; and

(b)          agrees that its address for receiving notices pursuant to the Intercreditor Agreement shall be as follows:

[Address];

2.          Priority Confirmation.

The undersigned New Representative, on behalf of itself and each Priority Lien Secured Party for which the undersigned is acting as administrative agent hereby agrees, for the benefit of all Secured Parties and each future Secured Debt Representative, and as a condition to being treated as Priority Lien Obligations under the Intercreditor Agreement, that the New Representative is bound by the provisions of the Intercreditor Agreement, including the provisions relating to the ranking of Priority Liens.

3.          Full Force and Effect of Intercreditor Agreement. Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.

Exhibit A - 2	[VANGUARD INTERCREDITOR AGREEMENT]

4.          Governing Law and Miscellaneous Provisions. The provisions of Article IX of the Intercreditor Agreement will apply with like effect to this Priority Confirmation Joinder.

5.          Expenses. The Parent Company and Vanguard each agree to reimburse each Secured Debt Representative for its reasonable out of pocket expenses in connection with this Priority Confirmation Joinder, including the reasonable fees, other charges and disbursements of counsel.

Exhibit A - 3	[VANGUARD INTERCREDITOR AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Priority Confirmation Joinder to be executed by their respective officers or representatives as of [______________, 20____].

[insert name of New Representative]

By:
Name:
Title:

The Priority Lien Agent hereby acknowledges receipt of this Priority Confirmation Joinder [and agrees to act as Priority Lien Agent for the New Representative and the holders of the Obligations represented thereby]:

as Priority Lien Agent

By:
Name:
Title:

The Second Lien Collateral Trustee hereby acknowledges receipt of this Priority Confirmation Joinder:

as Second Lien Collateral Trustee

By:
Name:
Title:

Exhibit A - 4	[VANGUARD INTERCREDITOR AGREEMENT]

Acknowledged and Agreed to by:

VANGUARD NATURAL GAS, LLC, as Borrower

By:
Name:
Title:

VANGUARD NATURAL RESOURCES, INC.

By:
Name:
Title:

Exhibit A - 4	[VANGUARD INTERCREDITOR AGREEMENT]

EXHIBIT B
to Intercreditor Agreement

SECURITY DOCUMENTS

PART A.

List of Priority Lien Security Documents

1.	Amended and Restated Security Agreement dated as of August 1, 2017 among Vanguard Natural Gas, LLC, each of the other Grantors party thereto, and the Priority Lien Agent as Administrative Agent for the Priority Lien Secured Parties.

2.	Each mortgage and deed of trust entered into as of on or before August 1, 2017 and thereafter, executed and delivered by Vanguard Natural Gas, LLC or any other Grantor creating (or purporting to create) a Lien upon Collateral in favor of the Priority Lien Agent, to secure the Priority Lien Obligations, except to the extent released by the Priority Lien Agent after the date hereof in accordance with this Agreement and the Priority Lien Security Documents.

3.	Each UCC Financing Statement filed in connection with the documents listed in items 1 and 2 of this Part A.

PART B.

List of Second Lien Security Documents

1.	Amended and Restated Second Lien Pledge and Security Agreement, dated as of August 1, 2017, entered into by Vanguard Natural Resources, Inc. (formerly known as VNR Finance Corp.), in favor of Delaware Trust Company, as Collateral Agent, for the ratable benefit of itself, the Trustee and the Secured Parties (as defined therein).

2.	Amended and Restated Second Lien Pledge and Security Agreement, dated as of August 1, 2017, entered into by each of the Subsidiaries and Affiliates of Vanguard Natural Resources, Inc. (f/k/a VNR Finance Corp.), from time to time party thereto, in favor of Delaware Trust Company, as Collateral Agent, for the ratable benefit of itself, the Trustee and the Secured Parties (as defined therein).

3.	Each mortgage and deed of trust entered into on or before August 1, 2017 and thereafter, executed and delivered by Vanguard Natural Gas, LLC or any other Grantor creating (or purporting to create) a Lien upon Collateral in favor of the Second Lien Collateral Trustee, to secure the Second Lien Obligations, except to the extent released by the Second Lien Collateral Trustee after the date hereof in accordance with this Agreement and the Second Lien Security Documents.

4.	Each UCC Financing Statement filed in connection with the documents listed in items 1 and 2 of this Part B.

Exhibit B - 1	[VANGUARD INTERCREDITOR AGREEMENT]